CONAP, INC. EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN


      THIS PLAN is hereby adopted by CONAP, INC. (herein referred to as the "Employer-Sponsor").


                       W I T N E S S E T H:


      WHEREAS, the Employer-Sponsor heretofore established a Profit
Sharing Plan effective January 1, 1984 (hereinafter called the "Effective Date")known as CONAP, INC. EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN (herein referred to as the "Plan") in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees; and

      WHEREAS, under the terms of the Plan, the Employer-Sponsor retained the right to amend the Plan, provided the Trustee joins in such amendment if the provisions of the Plan affecting the Trustee are amended;

      NOW, THEREFORE, effective January 1, 1989, except as otherwise provided, the Employer-Sponsor in accordance with the provisions of the Plan pertaining to amendments thereof, hereby amends the Plan in its entirety and restates the Plan to provide as follows:

                             ARTICLE I
                            DEFINITIONS

 1.1 "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

 1.2 "Administrator" means the person designated by the Employer-Sponsor pursuant to Section 2.4 to administer the Plan on behalf of the Employer. However, with respect to the reporting disclosure and fiduciary requirements of ERISA, the Employer-Sponsor shall be the Plan Sponsor and Plan
Administrator.

 1.3 "Affiliated Employer" means the Employer-Sponsor and any corporation which is a member of a controlled group of corporations (as defined in Code
Section 414(b)) which includes the Employer-Sponsor; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer-Sponsor; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer-Sponsor; and any other entity required to be aggregated with the Employer-Sponsor pursuant to Regulations under Code Section 414(o).

 1.4 "Aggregate Account" means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant whether attributable to Employer or Employee contributions, subject to the provisions of Section 2.2.

 1.5  "Anniversary Date" means December 31.

 1.6 "Beneficiary" means the person to whom the share of a deceased Participant's total account is payable, subject to the restrictions of Sections 6.2 and 6.6.

 1.7 "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

 1.8 "Compensation" with respect to any Participant means total compensation which is actually paid to the Participant during the determination period as calculated for federal income tax purposes for Form W-2.

      For a Participant's initial year of participation,

Compensation shall be recognized for the entire Plan Year.

      Compensation in excess of $200,000 shall be disregarded. Such amount shall be adjusted at the same time and in such manner as permitted under Code Section 415(d). In applying this limitation, the family group of a Highly Compensated Participant who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Participant is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year shall be treated as a single Participant to the extent required by applicable statute and regulations, except that for this purpose Family Members shall include only the affected Participant's spouse and any lineal descendants who have not attained age nineteen (19) before the close of the year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then the limitation shall be prorated among the affected Family Members in proportion to each such Family Member's Compensation prior to the application of this limitation.
However, for purposes of Section 4.3(b), the preceding sentence shall not apply in determining the portion of the Compensation of a Participant which is below Excess Compensation.

      If Compensation is calculated based on the Compensation paid during the Plan Year, and a short Plan Year is created because of an amendment changing the Plan Year to a different 12-consecutive month period, the $200,000 limitation referred to above will not exceed an amount equal to $200,000 multiplied by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is twelve.

      In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Participant taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner of the Internal Revenue Service for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

      For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision.

      If Compensation for any prior determination period is taken into account in determining a Participant's benefits allocated in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

      For Plan Years beginning prior to January 1, 1989, the $200,000 limit (without regard to Family Member aggregation) shall apply only for Top Heavy Plan Years and shall not be adjusted.

 1.9 "Contract" or "Policy" means a life insurance policy or annuity contract (group or individual) issued by the insurer as elected.

 1.10 "Early Retirement Date." This Plan does not provide for a retirement date prior to Normal Retirement Date.

 1.11 "Earned Income" means with respect to a Self-Employed Individual, the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which the personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified Plan to the extent deductible under Code
Section 404. Additionally, for taxable years beginning after December 31, 1989, net earnings shall be determined with regard to the deduction allowed to the Employer by Code Section 164(f).

 1.12 "Eligible Employee" means, except as excluded below by class, any Employee who has satisfied the provisions of Section 3.1.

      Employees who are Leased Employees within the meaning of Code
Sections 414(n)(2) and 414(o)(2) shall not be eligible to participate in this Plan.

      Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a)(46)) and the Employer under which retirement benefits were the subject of good faith bargaining between the parties, unless such agreement expressly provides for such coverage in this Plan, will not be eligible to participate in this Plan.

       Employees of Affiliated Employers, unless such Affiliated Employers have specifically adopted this Plan in writing, shall not be eligible to participate in this Plan.

 1.13 "Employee" means any person who is employed by the Employer or Affiliated Employer, but excludes any person who is an independent contractor or is a nonresident alien who does not have earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)). Employee shall include Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

 1.14 "Employer" means CONAP, INC., which is also the Employer-Sponsor, and any Participating Employer (as defined in Section 10.1) which shall adopt this Plan; any successor which shall maintain this Plan; and any predecessor. The Employer is a corporation, with principal offices in the State of New York.

 1.15 "Excess Aggregate Contributions" means, with respect to any Plan
Year, the excess of the aggregate amount of the Employer matching contributions made pursuant to Section 4.1 and any qualified nonelective contributions or elective deferrals taken into account pursuant to Section 4.7 on behalf of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions permitted under the limitations of
Section 4.7.

 1.16 RESERVED

 1.17 "Family Member" means, with respect to an affected Participant, such Participant's spouse, such Participant's lineal descendants and ascendants and their spouses, all as described in Code Section 414(q)(6)(B).

 1.18 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and its representative body, and the Administrator.

 1.19 "Fiscal Year" means the Employer's accounting year.

 1.20 "Forfeiture" means that portion of a Participant's Account that is not Vested, and occurs on the earlier of:

           (a) the distribution of the entire Vested portion of a Participant's Account, or

           (b) the last day of the Plan Year in which the Participant incurs five (5) consecutive 1-Year Breaks in Service.

       Furthermore, for purposes of paragraph (a) above, in the case of a Terminated Participant whose Vested benefit is zero, such Terminated Participant shall be deemed to have received a distribution of his Vested benefit upon his termination of employment. Restoration of such amounts shall occur pursuant to Section 6.4. In addition, the term Forfeiture shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

 1.21 "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

 1.22 "415 Compensation" with respect to any Participant means such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. "415 Compensation" must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)) "415 Compensation" for any Self-Employed Individual shall be equal to his Earned Income.

      If, in connection with the adoption of this document, the definition of "415 Compensation" has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this document, "415
Compensation" means compensation determined pursuant to the Plan then in effect.

 1.23 "414(s) Compensation" with respect to any Employee means his Deferred Compensation plus "415 Compensation" paid during a Plan Year. The amount of "414(s) Compensation" with respect to any Employee shall include "414(s) Compensation" during the entire twelve (12) month period ending on the last day of such Plan Year. Notwithstanding anything herein to the contrary, for purposes of calculating the Actual Deferral Percentage and/or the Actual Contribution Percentage for an Employee, "414(s) Compensation" may, at the election of the Employer, only be recognized as of an Employee's effective date of Participation to the extent permitted by applicable law and regulations.

      For purposes of this Section, the determination of "414(s)
Compensation" shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includable in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h), 403(b) or 457, and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

      "414(s) Compensation" in excess of $200,000 shall be disregarded.
Such amount shall be adjusted at the same time and in such manner as permitted under Code Section 415(d), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year and the first adjustment to the $200,000 limitation shall be effective on January 1, 1990. For any short Plan Year the "414(s) Compensation" limit shall be an amount equal to the "414(s) Compensation" limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12). In applying this limitation, the family group of a Highly Compensated Participant who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Participant is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" (determined for this purpose in accordance with section 1.25) during the year, shall be treated as a single Participant, except that for this purpose Family Members shall include only the affected Participant's spouse and any lineal descendants who have not attained age nineteen (19) before the close of the year.

      If, in connection with the adoption of this document the definition of "414(s) Compensation" has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this document, "414(s) Compensation" means compensation determined pursuant to the Plan then in effect.

 1.24 "Fund" means the assets of the Plan as the same shall exist from time to time.

 1.25 "Highly Compensated Employee" means an Employee described in Code
Section 414(q) and the Regulations thereunder, and generally means an Employee who performed services for the Employer during the "determination year" and is in one or more of the following groups:

           (a) Employees who at any time during the "determination year" or "look-back year" were "five percent owners" of the Employer.

           (b) Employees who received "415 Compensation" during the "look-back year" from the Employer in excess of $75,000.

           (c) Employees who received "415 Compensation" during the "look-back year" from the Employer in excess of $50,000 and were in the Top Paid Group of Employees for the Plan Year.

           (d) Employees who during the "look-back year" were officers of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) and received "415 Compensation" during the "look-back year" from the Employer greater than 50 percent of the limit in effect under Code Section 415(b)(1)(A) for any such Plan Year. The number of officers shall be limited to the lesser of (i) 50 employees; or (ii) the greater of 3 employees or 10 percent of all employees. For the purpose of determining the number of officers, Employees described in Section 1.56(a),(b), (c) and (d) shall be excluded, but such Employees shall still be considered for the purpose of identifying the particular Employees who are officers. If the Employer does not have at least one officer whose annual "415 Compensation" is in excess of 50 percent of the Code
      Section 415(b)(1)(A) limit, then the highest paid officer of the Employer will be treated as a Highly Compensated Employee.

           (e) Employees who are in the group consisting of the 100 Employees paid the greatest "415 Compensation" during the "determination year" and are also described in (b),(c) or (d) above when these paragraphs are modified to substitute "determination year" for "look-back year."

      The "determination year" shall be the Plan Year for which testing is being performed, and the "look-back year" shall be the immediately preceding twelve-month period.

      For purposes of this section, the determination of "415
     Compensation" shall be made by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Section 403(b). Additionally, the dollar threshold amounts specified in (b) and (c) above shall be adjusted at such time and in such manner as is provided in Regulations. In the case of such an adjustment, the dollar limits which shall be applied are those for the calendar year in which the "determination year" or "look-back year" begins.

      In determining who is a Highly Compensated Employee, Employees who are nonresident aliens and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year."

 1.26 "Highly Compensated Former Employee" means a former Employee who had a separation year prior to the "determination year" and was a Highly Compensated Employee in the year of separation from service or in any "determination year" after attaining age 55. Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a Highly Compensated Former Employee only if during the separation year (or year preceding the separation year) or any year after the Employee attains age 55 (or the last year ending before the Employee's 55th birthday), the Employee either received "415 Compensation" in excess of $50,000 or was a "five percent owner." For purposes of this Section, "determination year," "415 Compensation" and "five percent owner" shall be determined in accordance with Section 1.25. Highly Compensated Former Employees shall be treated as Highly Compensated Employees. The method set forth in this Section for determining who is a "Highly Compensated Former Employee" shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

 1.27 "Highly Compensated Participant" means any Highly Compensated Employee who is eligible to participate in the Plan.

 1.28 "Hour of Service" means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period; (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, layoff, military duty or leave of absence) during the applicable computation period; (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages. These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3). With respect to any Plan Year for which an Employee's Hours of Service cannot be accurately determined from the Employer's records, he may be credited with (1) ten (10) Hours of Service for each day; (2)forty-five (45) Hours of Service for each week; or (3) one hundred ninety (190)Hours of Service for each month for which he would be required to be credited with one Hour of Service in accordance with the preceding subsections. The particular equivalency selected for an individual or group of employees shall be that equivalency considered most appropriate with respect to the individual's or group's regular employment arrangement.

       Notwithstanding the above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

      For purposes of this Section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

      An Hour of Service must be counted for the purpose of determining a Year of Service, a year of participation for purposes of accrued benefits, a 1-Year Break in Service, and employment commencement date (or reemployment commencement date). In addition, Hours of Service will be credited for employment with other Affiliated Employers. The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

 1.29 "Income" means the income allocable to "excess amounts" which shall equal the sum of the allocable gain or loss for the "applicable computation period" and the allocable gain or loss for the period between the end of the "applicable computation period" and the date of distribution ("gap period"). The income allocable to "excess amounts" for the "applicable computation period" and the "gap period" is calculated separately and is determined by multiplying the income for the "applicable computation period" or the "gap period" by a fraction. The numerator of the fraction is the "excess amount" for the "applicable computation period." The denominator of the fraction is the total "account balance" attributable to "Employer contributions" as of the end of the "applicable computation period" or the "gap period," reduced by the gain allocable to such total amount for the "applicable computation period" or the "gap period" and increased by the loss allocable to such total amount for the "applicable computation period" or the "gap period." The provisions of this Section shall be applied:

      (a)  For purposes of Section 4.2, by substituting:

           (1)  "Excess Deferred Compensation" for "excess amounts";

           (2) "taxable year of the Participant" for "applicable computation period";

           (3)  "Deferred Compensation" for "Employer contributions"; and

           (4)  "Participant's Elective Account" for "account balance."

      (b)  For purposes of Section 4.6, by substituting:

           (1)  "Excess Contributions" for "excess amounts";

           (2)  "Plan Year" for "applicable computation period";

           (3)  "Elective Contributions" for "Employer contributions";
           and

           (4)  "Participant's Elective Account" for "account balance."

      (c)  For purposes of Section 4.8, by substituting:

           (1)  "Excess Aggregate Contributions" for "excess amounts";

           (2)  "Plan Year" for "applicable computation period";

           (3) "Employer matching contributions made pursuant to Section 4.1(b) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7" for "Employer contributions"; and

           (4)  "Participant's Account" for "account balance".

      In lieu of the "fractional method" described above, a "safe harbor method" may be used to calculate the allocable Income for the "gap period." Under such "safe harbor method," allocable Income for the "gap period" shall be deemed to equal ten percent (10%) of the Income allocable to "excess amounts" for the "applicable computation period" multiplied by the number of calendar months in the "gap period." For purposes of determining the number of calendar months in the "gap period," a distribution occurring on or before the fifteenth day of the month shall be treated as having been made on the last day of the preceding month and a distribution occurring after such fifteenth day shall be treated as having been made on the first day of the next subsequent month.

      Income allocable to any distribution of Excess Deferred Compensation on or before the last day of the taxable year of the Participant shall be calculated from the first day of the taxable year of the Participant to the date on which the distribution is made pursuant to either the "fractional method" or the "safe harbor method."

      Notwithstanding the above, for "applicable computation periods" which began in 1987, Income during the "gap period" shall not be taken into account.

 1.30 "Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

 1.31 "Key Employee" means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year that contains the "Determination Date" or any of the preceding four (4) Plan Years, has been included in one of the following categories:

           (a) an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual "415 Compensation" greater than 50 percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year.

           (b) one of the ten employees having annual "415 Compensation" from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent interest and the largest interests in the Employer.

           (c) a "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b),(c), (m) and (o) shall be treated as separate employers.

           (d) a "one percent owner" of the Employer having an annual "415 Compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. However, in determining whether an individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

      For purposes of this Section, the determination of "415
Compensation" shall be based only on "415 Compensation" which is actually paid and shall be made by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Section 403(b).

 1.32 "Late Retirement Date" means the first day of the month coinciding with or next following a Participant's actual Retirement Date after having reached his Normal Retirement Date.

 1.33 "Leased Employee" means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A Leased Employee shall not be considered an Employee of the recipient if:

           (a) such employee is covered by a money purchase pension plan providing:

           (1) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Sections 125, 402(e)(3), 402(h) or 403(b);

           (2) immediate participation; and

           (3) full and immediate vesting.

           (b) Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

 1.34 RESERVED

 1.35 "Net Profit" means with respect to any Fiscal Year the Employer's net income or profit for such Fiscal Year determined upon the basis of the Employer's books of account in accordance with generally accepted accounting principles, without any reduction for taxes based upon income, or for contributions made by the Employer to this Plan.

 1.36 "Non-Highly Compensated Participant" means any Participant who is neither a Highly Compensated Employee nor a Family Member.

 1.37 "Non-Key Employee" means any Employee or former Employee (and his Beneficiaries) who is not a Key Employee.

 1.38 "Normal Retirement Date" means the first day of the month coinciding with or next following the Participant's Normal Retirement Age (65th birthday). A Participant shall become fully Vested in his Account upon attaining his Normal Retirement Age. In no event shall the Normal Retirement Age exceed the later of the Participant's attainment of age 65 or the fifth anniversary of his commencement of participation.

 1.39 "1-Year Break in Service" means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely, for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence."

      "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

      A "maternity or paternity leave of absence" means, for Plan Years beginning after December 31, 1984, an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed 501.

 1.40 RESERVED

 1.41 "Participant" means any Eligible Employee who participates in the Plan as provided in Sections 3.3, and has not for any reason become ineligible to participate further in the Plan.

 1.42 "Participant's Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer's contributions.

 1.43 "Plan" means this instrument, including all amendments thereto.

 1.44 "Plan Year" means the Plan's accounting year of twelve (12) months commencing on the January 1 of each year and ending the following December 31.

 1.45 RESERVED

 1.45A "Pre-Retirement Survivor Annuity" is an immediate annuity for the life of the Participant's Spouse.

 1.45B "Spouse" shall mean the person to whom the Participant has been married throughout the one-year period ending on the earlier of (1) the Participant's annuity starting date or (2) the date of the Participant's death. The Plan Administrator may rely on the Participant's written statement regarding such Participant's marital status.

 1.46 "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

 1.47 "Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

 1.48 "Retirement Date" means the date as of which a Participant retires for reasons other than Total and Permanent Disability whether such retirement occurs on a Participant's Normal Retirement Date, Early or Late Retirement Date (see Section 6.1).

 1.49 RESERVED

 1.50 RESERVED

 1.51 "Super Top Heavy Plan" means a plan described in Section 2.2(b).

 1.52 RESERVED

 1.53 "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

 1.54 "Top Heavy Plan" means a plan described in Section 2.2(a).

 1.55 "Top Heavy Plan Year" means a Plan Year commencing after December 31, 1983, during which the Plan is a Top Heavy Plan.

 1.56 "Top Paid Group" means the top 20 percent of Employees who performed services for the Employer during the applicable year, ranked according to the amount of "415 Compensation" (determined for this purpose in accordance with Section 1.25) received from the Employer during such year. All Affiliated Employers shall be taken into account as a single employer, and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. Employees who are nonresident aliens and who receive no earned income (within the meaning of Code Section 911(d)(2) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, for the purpose of determining the number of active Employees in any year, the following additional Employees shall also be excluded. However, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top Paid Group:

           (a) Employees with less than six (6) months of service;

           (b) Employees who normally work less than 17 1/2 hours per week;

           (c) Employees who normally work less than six (6) months during a year;

           (d) Employees who have not yet attained age 21.

 In addition, if 90 percent or more of the Employees of the Employer are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.

      The foregoing exclusions set forth in this Section shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

 1.57 "Total and Permanent Disability" means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him permanently incapable of continuing his usual and customary employment with the Employer. The disability of a Participant shall be determined by a licensed physician chosen by the Administrator. The determination shall be applied uniformly to all Participants. No determination of Total Disability shall be made if the Participant fails to provide such evidence as is required by the Plan Administrator and/or fails to submit to examination by the medical practitioner(s) selected by the Plan Administrator.

 1.58 "Trustee" means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

 1.59 "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

 1.60 "Vested" means the nonforfeitable portion of any account maintained on behalf of a Participant.

 1.61 "Voluntary Contribution Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan resulting from the Participant's nondeductible voluntary contributions made pursuant to Section 4.8.

 1.62 "Year of Service" means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 1000 Hours of Service. In connection with eligibility to participate, a Year of

Service shall not be credited until the last day of the applicable computation period.

      For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The participation computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service. An Employee who is credited with the required Hours of Service in both the initial computation period (or the computation period beginning after a 1-Year Break in Service) and the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service, shall be credited with two (2) Years of Service for purposes of eligibility to participate.

      For vesting purposes, the computation period shall be the Plan Year, including periods prior to the Effective Date of the Plan during which an Employee completed 1000 Hours of Service.

      A Year of Service shall be credited to an Employee with respect to a Plan Year with fewer than 12 months (a "short Plan Year") if he was credited with at least 1000 Hours of Service during either the 12-month period ending on the last day of the short Plan Year or the 12-month period commencing on the first day of such short Plan Year. An Employee who is credited with 1000 Hours of Service in both vesting computation periods will be credited with two Years of Service for those periods. Thereafter his Years of Service shall be determined in accordance with the Plan and the then applicable Plan Year. A Break-in-Service shall be disregarded if it occurs during a short Plan Year.

      For all other purposes, the computation period shall be the Plan
Year.

      Years of Service with any Affiliated Employer shall be recognized, but only during the period of affiliation.

                         - 29 -
PAGE

                            ARTICLE II
                   TOP HEAVY AND ADMINISTRATION

2.1   TOP HEAVY PLAN REQUIREMENTS

      For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 6.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to Section 4.3 of the Plan.

      However, for Plan Years beginning prior to January 1, 1989, the Plan shall provide the special Compensation and "415 Compensation" limitations of Code Section 416(d).

2.2   DETERMINATION OF TOP HEAVY STATUS

           (a) This Plan shall be a Top Heavy Plan for any Plan Year commencing after December 31, 1983, in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

           If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, for Plan Years beginning after December 31, 1984, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan.

           (b) This Plan shall be a Super Top Heavy Plan for any Plan
      Year commencing after December 31, 1983, in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

           (c) Aggregate Account: A Participant's Aggregate Account as of the Determination Date is the sum of:

           (1) his Participant's Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date;

           (2) an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the valuation date but due on or before the Determination Date except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year;

           (3) any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the valuation date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the valuation date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan

           (including the cash value of life insurance policies) of a Participant's account balance because of death shall be treated as a distribution for the purposes of this paragraph.

           (4) any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance.

           (5) with respect to unrelated rollovers and plan- to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers accepted after December 31, 1983, as part of the Participant's Aggregate Account balance. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984, shall be considered as part of the Participant's Aggregate Account balance.

           (6) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

           (7) For the purposes of determining whether two employers are to be treated as the same employer in (5) and (6) above, all employers aggregated under Code Section 414(b), (c), (m) and
           (o) are treated as the same employer.

           (d) "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

           (1) Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

                In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

           (2) Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

                In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

           (3) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

           (4) An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

           (e) "Determination Date" means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

           (f) Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

           (g) "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

           (1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

           (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants.

           (h) For purposes of determining the 60% and 90% ratio described above (hereinafter referred to as the "Top Heavy Ratio") the following shall apply:

           (1) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension
           Plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s), both computed in accordance with
           Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

           (2) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (1) above and the Present Value of Accrued Benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s) and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (1) above and the Present Value of

           Accrued Benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top Heavy Ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

           (3) For purposes of (1) and (2) above the value of account balances and the Present Value of Accrued Benefits will be determined as of the most recent Anniversary Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculations of the Top Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

2.3   POWERS AND RESPONSIBILITIES OF THE EMPLOYER

           (a) The Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act.

           (b) The Employer shall establish a "funding policy and method," i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so.
      The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Trustee as to investment of the Trust Funds. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

           (c) The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

           (d) The Employer shall establish a procedure by which mandatory Employee Contributions are to be made to the Trustee pursuant to the Plan. Such procedure may be by payroll deduction or such other method as determined by the Employer.

2.4   DESIGNATION OF ADMINISTRATIVE AUTHORITY

      The Employer-Sponsor shall appoint one or more Administrators. Any person, including, but not limited to, the Employees of the Employer, shall be eligible to serve as an Administrator. Any person so appointed shall signify his acceptance by filing written acceptance with the Employer- Sponsor. An Administrator may resign by delivering his written resignation to the Employer-Sponsor or be removed by the Employer-Sponsor by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the

Administrator if no date is specified. If more than one individual is appointed as the Administrator, the Administrator shall also be called the "Administrative Committee" or "Committee."

      The Employer, upon the resignation or removal of an Administrator, shall promptly designate in writing a successor to this position. If the Employer does not appoint an Administrator, the Employer will function as the Administrator.

2.5   ALLOCATION AND DELEGATION OF RESPONSIBILITIES

      If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.


2.6   POWERS AND DUTIES OF THE ADMINISTRATOR

      The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

      The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

           (a) the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

           (b) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

           (c) to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;

           (d) to maintain all necessary records for the administration of the Plan;

           (e) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

           (f) to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

           (g) to advise the Employer and the Trustee from time to time of the sums of money necessary or desirable to be contributed to the Plan;

           (h) to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

           (i) to assist any Participant regarding his rights, benefits, or elections available under the Plan.

           (j) to prepare and implement a procedure to notify Eligible Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash;

2.7   RECORDS AND REPORTS

      The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

2.8   APPOINTMENT OF ADVISERS

      The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan.

2.9   INFORMATION FROM EMPLOYER
      To enable the Administrator to perform his functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Administrator may require; and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

2.10  PAYMENT OF EXPENSES

      All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, including, but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. However, the Employer may reimburse the Trust Fund for any administration expense incurred. Any administration expense paid to the Trust Fund as a reimbursement shall not be considered an Employer contribution, unless required by the Code.

2.11  MAJORITY ACTIONS

      Except where there has been an allocation and delegation of administrative authority pursuant to Section 2.5, if there shall be more than one Administrator, they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

2.12  CLAIMS PROCEDURE

      Claims for benefits under the Plan may be filed with the Administrator on forms supplied by the Employer. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

2.13  CLAIMS REVIEW PROCEDURE

      Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section
2.12 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator (on a form which may be obtained from the Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in
Section 2.12. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days written notice to the Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.
                         - 42 -
PAGE

                            ARTICLE III
                            ELIGIBILITY

3.1   CONDITIONS OF ELIGIBILITY

      Any Eligible Employee shall be eligible to participate hereunder on the date of his employment with the Employer. However, any Employee who was a Participant in the Plan prior to the effective date of this amendment and restatement shall continue to participate in the Plan. In no event shall the Plan provide for a minimum service requirement of more than one Year of Service, or a minimum age requirement of over 21 years; provided, however, that the Plan may require 2 Years of Service if participants are 100% vested after attainment of 2 Years of Service. In no event, however, may the service requirement to participate in the salary deferral feature of the Plan exceed one Year of Service.

3.2   APPLICATION FOR PARTICIPATION

      No formal application shall be necessary to participate herein.

3.3   EFFECTIVE DATE OF PARTICIPATION

      An Eligible Employee shall become a Participant effective as of the earlier of the first day of the Plan Year or the first day of the seventh month of such Plan Year coinciding with or next following the date such Employee met the eligibility requirements of Section 3.1, provided said Employee was still employed as of such date (or if not employed on such date, as of the date of rehire if a 1-Year Break in Service has not occurred).

3.4   DETERMINATION OF ELIGIBILITY

      The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review per Section 2.13.

3.5   TERMINATION OF ELIGIBILITY

           (a) In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in his interest in the Plan for each Year of Service completed while a noneligible Employee, until such time as his Participant's Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, his interest in the Plan shall continue to share in the earnings of the Trust Fund.

           (b) In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate but has not incurred a 1-Year Break in Service, such Employee will participate immediately upon returning to an eligible class of Employees. If such Participant incurs a 1-Year Break in Service, eligibility will be determined under the 1-Year Break in Service rules of the Plan.

           (c) In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee will participate immediately if such Employee has satisfied the minimum age and service requirements and would have otherwise previously become a Participant.

3.6   OMISSION OF ELIGIBLE EMPLOYEE

           (a) If prior to the end of a Plan Year it is discovered and called to the attention of the Committee that one or more
      Participants received credits under this Article in an amount more or less than they were entitled to, either by miscalculation or the receipt of incorrect data, a corrective allocation shall be performed on the next Anniversary Date, prior to any other allocation under Article IV.

           (b) The Account of such a Participant shall be adjusted to reflect the aggregate amount which should have been credited to the Account for all past Plan Years (but was in fact not correctly credited). Corrective allocations as to omitted contributions and forfeitures shall be made from the following sources:

           (1)  Allocable forfeitures for the current Plan Year;

           (2)  Employer's Contribution for the current Plan Year; and

           (3) Employer's Contributions for subsequent Plan Years, until such corrective allocations have been completed.

                Amounts debited and released thereby shall be regarded as forfeitures.

           (c) However, all corrective allocations are subject to the limitations described in Code Section 415 as they apply to the limitation year for which the corrective allocation is deemed made, and not the limitation year as of which such allocation is made. Therefore, when the above limit has been reached with respect to all Participants for whom corrective allocations are required, it shall be permissible for the regular allocations to take place as required under Article 4.

           (d) Corrective allocations with respect to investment experience shall be made with respect to funds which were actually part of the Participant's Account, including funds which should have been credited (or debited) to his Account for the Plan Year. Such corrective allocations of investment experience shall be made only from positive investment experience, prior to the regular allocation thereof, on any Anniversary Date.

3.7   INCLUSION OF INELIGIBLE EMPLOYEE

      If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made.

                            ARTICLE IV
                    CONTRIBUTION AND ALLOCATION

4.1   FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION

      For each Plan Year, the Employer shall contribute to the Plan:

           (a) The amount of the total salary reduction elections of all Participants made pursuant to Section 4.2(a), which amount shall be deemed an Employer's Elective Contribution.

           (b) On behalf of each Participant who is eligible to share in matching contributions for the Plan Year, a discretionary matching contribution equal to a percentage of each such Participant's Deferred Compensation, the exact percentage to be determined each year by the Employer, which amount shall be deemed an Employer's Non-Elective Contribution. Except, however, the Employer retains the discretion to limit, on an annual basis, the amount of Deferred Compensation that will be matched.

           (c) On behalf of each Participant a discretionary Qualified Non-Elective Contribution equal to a percentage of each eligible individual's Compensation, the exact percentage to be determined each year by the Employer. The Employer's Qualified Non-Elective Contribution shall be deemed an Employer's Elective Contribution. However, the Employer may designate that part or all of its Qualified Non-Elective Contribution be allocated on behalf of each eligible Participant described herein in such a manner as to result in a uniform minimum allocation for each Participant. The minimum dollar amount will be a function of the amount contributed by the Employer for allocation under this paragraph. The Employer may designate with respect to a Plan Year of reference that Qualified Non-Elective Contributions will be made only on behalf of Non-Highly Compensated Employees and/or Non-Key Employees.

           (d) A discretionary amount, which amount shall be deemed an Employer's Non-Elective Contribution.

           (e) All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

4.2   PARTICIPANT'S SALARY REDUCTION ELECTION

           (a) Each Participant may elect to defer his Compensation which would have been received in the Plan Year, but for the deferral election, by up to 6%. A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election.

           The amount by which a Participant's Compensation is reduced shall be that Participant's Deferred Compensation, and be treated as an Employer Elective Contribution and allocated to that Participant's Elective Account.

           (b) Except as provided for in this Subsection and Section 4.6, the balance in each Participant's Elective Account shall be fully Vested at all times and shall not be subject to forfeiture.

           (c) Amounts held in the Participant's Elective Account may not be distributable earlier than:

           (1) a Participant's termination of employment, Total and Permanent Disability, or death;

           (2) the termination of the Plan without the establishment or existence of a "successor plan," as that term is described in Regulation 1.401(k)-1(d)(3);

           (3) the date of disposition by the Employer to an entity that is not an Affiliated Employer of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition with respect to a Participant who continues employment with the corporation acquiring such assets;

           (4) the date of disposition by the Employer or an Affiliated Employer who maintains the Plan of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an entity which is not an Affiliated Employer but only with respect to a Participant who continues employment with such subsidiary; or

           (5) the proven financial hardship of a Participant, subject to the limitations of Article VI.

           (d) For each Plan Year beginning after December 31, 1987, a Participant's Deferred Compensation made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan shall not exceed, during any taxable year of the Participant, the limitation imposed by Code Section 402(g), as in effect at the beginning of such taxable year. If such dollar limitation is exceeded, a Participant will be deemed to have notified the Administrator of such excess amount which shall be distributed in a manner consistent with this Section. The dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Regulations.

           (e) In the event a Participant has received a hardship distribution pursuant to Regulation 1.401(k)-1(d)(2)(iv)(B) from any other plan maintained by the Employer, then such Participant shall not be permitted to elect to have Deferred Compensation contributed to the Plan on his behalf for a period of twelve (12) months following the receipt of the distribution. Furthermore, the dollar limitation under Code Section 402(g) shall be reduced, with respect to the Participant's taxable year following the taxable year in which the hardship distribution was made, by the amount of such Participant's Deferred Compensation, if any, pursuant to this Plan (and any other plan maintained by the Employer) for the taxable year of the hardship distribution.

           (f) If a Participant's Deferred Compensation under this Plan together with any elective deferrals

       (as defined in Regulation 1.402(g)-1(b)) under another qualified cash or deferred arrangement (as defined in Code Section 401(k)), a simplified employee pension (as defined in Code Section 408(k)), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), a deferred compensation plan under Code Section 457, or a trust described in Code Section 501(c)(18) cumulatively exceed the limitation imposed by Code Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Regulations) for such Participant's taxable year, the Participant may, not later than March 1 following the close of the Participant's taxable year, notify the Administrator in writing of such excess and request that his Deferred Compensation under this Plan be reduced by an amount specified by the Participant. In such event, the Administrator may direct the Trustee to distribute such excess amount (and any Income allocable to such excess amount) to the Participant not later than the April 15th following the close of the Participant's taxable year. Distributions in accordance with this paragraph may be made for any taxable year of the Participant which begins after December 31, 1986. Any distribution of less than the entire amount of Excess Deferred Compensation and Income shall be treated as a pro rata distribution of Excess Deferred Compensation and Income. The amount distributed shall not exceed the Participant's Deferred Compensation under the Plan for the taxable year. Any distribution on or before the last day of the Participant's taxable year must satisfy each of the following conditions:

           (1) the distribution must be made after the date on which the Plan received the Excess Deferred Compensation;

           (2) the Participant shall designate the distribution as Excess Deferred Compensation; and

           (3) the Plan must designate the distribution as a distribution of Excess Deferred Compensation.

           Matching contributions which relate to Excess Deferred
           Compensation which is distributed
           pursuant to this Subsection shall be forfeited.

           (g) Notwithstanding the Subsection above, a Participant's Excess Deferred Compensation shall be reduced, but not below zero, by any distribution of Excess Contributions pursuant to Section 4.6(a) for the Plan Year beginning with or within the taxable year of the Participant.

           (h) At Normal Retirement Date, or such other date when the Participant shall be entitled to receive benefits, the fair market value of the Participant's Elective Account shall be used to provide additional benefits to the Participant or his Beneficiary.

           (i) All amounts allocated to a Participant's Elective Account may be treated as a Directed Investment Account pursuant to Section 4.12.

           (j) Employer Elective Contributions made pursuant to this Section may be segregated into a separate account for each Participant in any form of investment acceptable to the Trustee until such time as the allocations pursuant to Section 4.4 have been made.

           (k) The Employer and the Administrator shall implement the salary reduction elections provided for herein in accordance with the following:

           (1) A Participant may commence making elective deferrals to the Plan after first satisfying the eligibility and participation requirements specified in Article III. However, the Participant must make his initial salary deferral election within a reasonable time, not to exceed thirty (30) days, after entering the Plan pursuant to Section 3.3. If the Participant fails to make an initial salary deferral election within such time, then such Participant may thereafter make an election in accordance with the rules governing modifications. The Participant shall make such an election by entering into a written salary reduction arrangement with the Employer and filing such agreement with the Administrator. Such election shall initially be effective following the acceptance of the salary reduction agreement by the Administrator, shall not have retroactive effect and shall remain in force until revoked.

           (2) A Participant may modify a prior election during the Plan Year and concurrently make a new election by filing a written notice with the Administrator within a reasonable time before the pay period for which such modification is to be effective. However, modifications to a salary deferral election shall only be permitted semiannually during election periods established by the Administrator prior to the to the first day of the first month and seventh month of a Plan Year. However, notwithstanding the foregoing, a Participant may make an election, to be effective for the succeeding pay cycle, if the Administrator accepts the modified election and the election is not performed in a manner that operates in a discriminatory manner. Any modification shall not have retroactive effect and shall remain in force until revoked.

           (3) A Participant may elect to prospectively revoke his agreement in its entirety at any time during the Plan Year by providing the Administrator with thirty (30) days written notice of such revocation (or upon such shorter notice period as may be acceptable to the Administrator). Such revocation shall become effective as of the beginning of the first pay period coincident with or next following the expiration of the notice period. Furthermore, the termination of the Participant's employment, or the cessation of participation for any reason, shall be deemed to revoke any salary reduction agreement then in effect, effective immediately following the close of the pay period within which such termination or cessation occurs.

4.3   TIME OF PAYMENT OF EMPLOYER'S CONTRIBUTION

      The Employer shall pay to the Trustee its contribution to the Plan for each Plan Year within the time prescribed by law.

      However, Employer Elective Contributions accumulated through payroll deductions shall be paid to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but in any event within ninety (90) days from the date on which such amounts would otherwise have been payable to the Participant in cash. The provisions of Department of Labor regulations 2510.3-102 are incorporated herein by reference. Furthermore, any additional Employer contributions which are allocable to the Participant's Elective Account for a Plan Year shall be paid to the Plan no later than the twelve-month period immediately following the close of such Plan Year.

4.4   ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS

           (a) The Administrator shall establish and maintain one or more accounts in the name of each Participant, to which the Administrator shall credit as of each Anniversary Date or other valuation date (if a valuation date has occurred since the last Anniversary Date) all amounts allocated to each such Participant as set forth herein.

           (b) The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer's contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as described below. All such allocations shall not be final until the due date, including extensions for filing of the Employer's federal income tax return for the Fiscal Year.

           (1) With respect to the Employer's Elective Contribution made pursuant to Section 4.1(a), an amount shall be allocated to each Participant's Elective Account in an amount equal to each such Participant's Deferred Compensation for the year.

                Notwithstanding anything herein to the contrary, Participants who terminated employment for any reason during the Plan Year shall share in the salary reduction contributions made by the Employer for the year of termination without regard to the Hours of Service credited.

           (2) With respect to the Employer's Non-Elective Contribution made pursuant to Section 4.1(b), an amount shall be allocated to each Participant's Non-Elective Account in accordance with
           Section 4.1(b); in no event, however, shall the amount allocated under Section 4.1(b) exceed the amount allowable under the applicable nondiscrimination requirements.

                Notwithstanding anything herein to the contrary, Participants who terminated employment for any reason during the Plan Year shall share in the matching contributions made by the Employer for the year of termination without regard to the Hours of Service credited.

           (3) With respect to the Employer's Qualified Non-Elective Contribution made pursuant to Section 4.1(c), an amount shall be allocated to each Participant's Elective Account in accordance with Section 4.1(c).

                Only Participants who have completed a Year of Service during the Plan Year and are actively employed on the last day of the Plan Year shall be eligible to share in the Qualified Non-Elective Contribution for the year.

           (4) With respect to the Employer's Non-Elective Contribution made pursuant to Section 4.1(d), an amount shall be allocated to each Participant's Account in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for such year.

                Only Participants who have completed a Year of Service during the Plan Year and are actively employed on the last day of the Plan Year shall be eligible to share in the allocation of discretionary contributions and Forfeitures for the year.

           (c) As of each Anniversary Date any amounts which became Forfeitures since the last Anniversary Date shall first be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with Section 6.4. The remaining Forfeitures, if any, shall be added to the Employer's contribution made pursuant to Section 4.1 and allocated among the Participants' Accounts in the same manner as the Employer's discretionary contribution for the Plan Year in which such Forfeitures occur. In the event the allocation of Forfeitures provided herein shall cause the "annual addition" (as defined in this Subsection) to any Participant's Account to exceed the amount allowable by the Code, the excess shall be reallocated in accordance with Section 4.10.

           (d) Forfeitures attributable to the Employer matching contributions made pursuant to Section 4.1(b) shall be used to reduce the Employer's contribution for the Plan Year in which such Forfeitures occur.

           (e) For any Top Heavy Plan Year, Employees not otherwise eligible to share in the allocation of contributions as provided above, shall receive the minimum allocation provided for in this
      Section if eligible pursuant to the provisions of this Section.

           (f) Notwithstanding the foregoing, Participants who failed to complete a Year of Service and/or be employed on the last day of the Plan Year due to (i) Early, Normal or Late Retirement, (ii) Total and Permanent Disability, or (iii) death, shall be eligible to share in the allocation of contributions and Forfeitures for that Plan Year, if it would be reasonable to assume they would otherwise have been eligible but for the occurrence of said event.

           (g) As of each Anniversary Date, any increase or decrease in the value of the Trust Fund with respect to the preceding Anniversary Date shall be allocated in the same proportion that each Participant's and Former Participant's nonsegregated accounts bear to the total of all Participants' and Former Participants' nonsegregated accounts as of such date, after posting credits and adjustments deemed made as of the preceding

      Anniversary Date and after deducting payments and distributions made prior to the current Anniversary Date. For purposes of this paragraph, Contract cash values shall be disregarded. Notwithstanding anything in this Section to the contrary, such earnings or losses shall be allocated with respect to the Participant's and Former Participant's Account and transfers from other qualified plans in accordance with procedures adopted by the Committee. However, each segregated account maintained on behalf of a Participant shall be credited or charged with its separate earnings and losses. For purposes of this paragraph only, the term valuation date shall be substituted for Anniversary Date, as applicable, if a valuation date has occurred since the last Anniversary Date.

           (h)  Minimum Allocations Required for Top Heavy Plan Years:
      Notwithstanding the foregoing, for any top Heavy Plan Year, the sum of the Employer's contributions allocated to the Participant's Combined Account of each Employee shall be equal to at least three percent (3%) of such Employee's "415 Compensation" (reduced by contributions and Forfeitures, if any, allocated to each Employee in any defined contribution plan included with this plan in a Required Aggregation Group). However, if (1) the sum of the Employer's contributions allocated to the Participant's Combined Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee's "415 Compensation" and (2) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code
      Section 401(a)(4) or 410, the sum of the Employer's contributions allocated to the Participant's Combined Account of each Employee shall be equal to the largest percentage allocated to the Participant's Combined Account of a Key Employee. However, in determining whether a Non-Key Employee has received the required minimum allocation, such Non-Key Employee's Deferred Compensation and matching contributions needed to satisfy the "Actual Deferral Percentage" tests pursuant to Section 4.5 shall not be taken into account.

                However, no such minimum allocation shall be required in this Plan for any Employee who participates in another defined contribution plan subject to Code Section 412, providing such benefits are included with this Plan in a Required Aggregation Group.

           (i) For purposes of the minimum allocations set forth above, the percentage allocated to the Participant's Account of any Key Employee shall be equal to the ratio of the sum of the Employer's contributions and Forfeitures allocated on behalf of such Key Employee divided by the "415 Compensation" for such Key Employee.

           (j) For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant's Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Year of Service; (2) declined to make mandatory contributions (if required) to the Plan or, in the case of a cash or deferred arrangement, elective contributions to the Plan.

           (k) In lieu of the above, in any Plan Year in which a Non-Key Employee is a Participant in both this Plan and a defined benefit pension plan included in a Required Aggregation Group which is top heavy, the Employer shall not be required to provide such Non-Key Employee with both the full separate defined benefit plan minimum benefit and the full separate defined contribution plan minimum allocation.

                Therefore, for any Plan Year when the Plan is a Top
      Heavy Plan, a Non-Key Employee who is participating in this Plan and a defined benefit plan maintained by the Employer shall receive a minimum monthly accrued benefit in the defined benefit plan equal to the product of (1) one-twelfth (1/12th) of "415 Compensation" averaged over the five (5) consecutive "limitation years" (or actual "limitation years," if less) which produce the highest average and
      (2) the lesser of (i) two percent (2%) multiplied by Years of Service when the plan is top heavy or (ii)
        twenty percent (20%). Further, the extra minimum allocation (required by Section 4.4 to provide higher limitations) shall not be provided. Furthermore, the minimum benefit required to be provided by the defined benefit plan under this Section shall be reduced to the extent it has been determined that all or part of such benefit can be provided by the value of such Participant's accrued benefit or account under this Plan and any other defined contribution plan sponsored by the Employer, using the actuarial assumptions set forth in such defined benefit plan.

           (l) For the purposes of this Section, "415 Compensation" shall be limited to $200,000. Such amount shall be adjusted at the same time and in the same manner as permitted under Code Section 415(d), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year and the first adjustment to the $200,000 limitation shall be effective on January 1, 1990. For any short Plan Year the "415 Compensation" limit shall be an amount equal to the "415 Compensation" limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12). However, for Plan Years beginning prior to January 1, 1989, the $200,000 limit shall apply only for Top Heavy Plan Years and shall not be adjusted.

           (m) If a Former Participant is reemployed after five (5) consecutive 1-Year Breaks in Service, then separate accounts shall be maintained as follows:

           (1) one account for nonforfeitable benefits attributable to pre-break service; and

           (2) one account representing his status in the Plan attributable to post-break service.

           (n) Notwithstanding anything to the contrary, for Plan Years beginning after December 31, 1988, if this is a Plan that would otherwise fail to meet the requirements of Code Sections 401(a)(4), 401(a)(26), 410(b)(1) or 410(b)(2)(A)(i) and the Regulations
      thereunder because Employer contributions have not been allocated to a sufficient number or percentage of Participants for a Plan Year, then the following rules shall apply:

           (1) The group of Participants eligible to share in the Employer's contribution for the Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the applicable test specified above. The specified Participants who shall become eligible under the terms of this paragraph shall be those who are actively employed on the last day of the Plan Year and, when compared to similarly situated Participants, have completed the greatest number of Hours of Service in the Plan Year.

           (2) If, after application of paragraph (1) above, the applicable test is still not satisfied, then the group of Participants eligible to share in the Employer's contribution for the Plan Year shall be further expanded to include the minimum number of Participants who are not actively employed on the last day of the Plan Year as are necessary to satisfy the applicable test. The specific Participants who shall become eligible to share shall be those Participants, when compared to similarly situated Participants, who have completed the greatest number of Hours of Service in the Plan Year before terminating employment.

           (3) Nothing in this Section shall permit the reduction of a Participant's accrued benefit. Therefore, any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. In such event, the Employer shall make an additional contribution equal to the amount such affected Participants would have received had they been included in the allocations, even if it exceeds the amount which would be deductible under Code Section 404. Any adjustment to the allocations pursuant to this paragraph shall be considered a retroactive amendment adopted by the last day of the Plan Year.

           (4) Notwithstanding the foregoing, for any Top Heavy Plan Year beginning after December 31, 1994, if the portion of the Plan which is not a Code Section 401(k) or 401(m) plan would fail to satisfy Code Section 410(b) if the coverage tests were applied by treating those Participants whose only allocation (under such portion of the Plan) would otherwise be provided under the top heavy formula as if they were not currently benefiting under the Plan, then, for purposes of this Subsection, such Participants shall be treated as not benefiting and shall therefore be eligible to be included in the expanded class of Participants who will share in the allocation provided under the Plan's non-top-heavy formula.


4.5   ACTUAL DEFERRAL PERCENTAGE TESTS

           (a) Maximum Annual Allocation: For each Plan Year beginning after December 31, 1986, the annual allocation derived from Employer Elective Contributions to a Participant's Elective Account shall satisfy one of the following tests:

           (1)  The "Actual Deferral Percentage" for the Highly
           Compensated Participant group shall not be more than the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group multiplied by 1.25, or

           (2) The excess of the "Actual Deferral Percentage" for the Highly Compensated Participant group over the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group shall not be more than two percentage points. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Participant group shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group multiplied by 2. The provisions of Code Section 401(k)(3) and Regulation 1.401(k)-1(b) are incorporated herein by reference.

           However, for Plan Years beginning after December 31, 1988, in order to prevent the multiple use of the alternative method described in (2) above and in Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 4.2 and to make Employee Contributions or to receive matching contributions under any other plan maintained by the Employer or an Affiliated Employer shall have his actual contribution ratio reduced pursuant to Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference.

           (b) For the purposes of this Section, "Actual Deferral Percentage" means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Employer Elective Contributions allocated to each Participant's Elective Account for such Plan Year, to such Participant's "414(s) Compensation" for such Plan Year. The actual deferral ratio for each Participant and the "Actual Deferral Percentage" for each group shall be calculated to the nearest one-hundredth of one percent for Plan Years beginning after December 31, 1988. Employer Elective Contributions allocated to each Non-Highly Compensated Participant's Elective Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer and any matching contributions which relate to such Excess Deferred Compensation.

           (c) For the purpose of determining the actual deferral ratio of a Highly Compensated Employee who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Participant is either a "five percent owner" of the Employer or one of the ten
      (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, the following shall apply:

           (1) The combined actual deferral ratio for the family group (which shall be treated as one Highly

      Compensated Participant) shall be determined by aggregating Employer Elective Contributions and "414(s) Compensation" of all eligible Family Members (including Highly Compensated Participants). However, in applying the $200,000 limit to "414(s) Compensation," for Plan Years beginning after December 31, 1988, Family Members shall include only the affected Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year. Notwithstanding the foregoing, with respect to Plan Years beginning prior to January 1, 1990, compliance with the Regulations then in effect shall be deemed to be in compliance with this paragraph.

           (2)  The Employer Elective Contributions and "414(s)
           Compensation" of all Family Members shall be disregarded for purposes of determining the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group except to the extent taken into account in paragraph (1) above.

           (3) If a Participant is required to be aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs (1) and (2) above.

           (d) For the purposes of Sections 4.5 and 4.6, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to Section 4.2, whether or not such deferral election was made or suspended pursuant to Section 4.2.

           (e)  For the purposes of this Section and Code Sections
      401(a)(4), 410(b) and 401(k), if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b) (other than Code
      Section 410(b)(2)(A)(ii) as in effect for Plan Years beginning after December 31, 1988), the cash or deferred arrangements included in such plans shall be treated as one arrangement. In addition, two or more cash or deferred arrangements may be considered as a single arrangement for purposes of determining whether or not such arrangements satisfy Code Sections
          401(a)(4), 410(b) and 401 (k). In such a case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of this Section and Code Sections 401(a)(4), 410(b) and
401(k).
          Plans may be aggregated under this paragraph (e) only if they have the same plan year.

                Notwithstanding the above, for Plan Years beginning after December 31, 1988, an employee stock ownership plan described in Code Section 4975(e)(7) or 409 may not be combined with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections
      401(a)(4), 410(b) and 401(k).

           (f) For the purposes of this Section, if a Highly Compensated Participant is a Participant under two or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409 for Plan Years beginning after December 31, 1988) of the Employer or an Affiliated Employer, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the actual deferral ratio with respect to such Highly Compensated Participant. However, for Plan Years beginning after December 31, 1988, if the cash or deferred arrangements have different plan years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

4.6   ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS

      In the event that the initial allocations of the Employer's Elective Contributions made pursuant to Section 4.4 do not satisfy one of the tests set forth in Section 4.5 for Plan Years beginning after December 31, 1986, the Administrator shall adjust Excess Contributions pursuant to the options set forth below:

           (a) Within the applicable time required by law with respect to a Plan Year of reference, the Highly Compensated Participant having the highest actual deferral ratio shall have his portion of Excess Contributions distributed to him until one of the tests set forth in Section 4.5 is satisfied, or until his actual deferral ratio equals the actual deferral ratio of the Highly Compensated Participant having the second highest actual deferral ratio. This process shall continue until one of the tests set forth in Section
      4.5 is satisfied. For each Highly Compensated Participant, the amount of Excess Contributions is equal to the Elective Contributions on behalf of such Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual deferral ratio (determined after application of this paragraph) by his "414(s) Compensation." However, in determining the amount of Excess Contributions to be distributed with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Participant for his taxable year ending with or within such Plan Year.

           (1) With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:

                (i) may be postponed, but not later than the close of the Plan Year following the Plan Year to which they are allocable;

                (ii) shall cause matching contributions which relate to such Deferred Compensation to be forfeited;

                (iii)  shall be made from Qualified Non-Elective
                Contributions only to the extent that Excess
                Contributions exceed the balance in the Participant's Elective Account attributable to Deferred Compensation and

                Employer matching contributions made pursuant to
                Section 4.1(b);

                (iv)  shall be adjusted for Income; and

                (v) shall be designated by the Employer as a distribution of Excess Contributions (and Income).

           (2) Any distribution of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution of Excess Contributions and Income.

           (3) The determination and correction of Excess Contributions of a Highly Compensated Participant whose actual deferral ratio is determined under the family aggregation rules shall be accomplished by reducing the actual deferral ratio as required herein, and the Excess Contributions for the family unit shall then be allocated among the Family Members in proportion to the Elective Contributions of each Family Member that were combined to determine the group actual deferral ratio. Notwithstanding the foregoing, with respect to Plan Years beginning prior to January 1, 1990, compliance with the Regulations then in effect shall be deemed to be compliance with this paragraph.

           (b) Within the applicable time required by law with respect to a Plan Year of reference, the Employer shall make a special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 4.5. Such contribution shall be allocated to the Participant's Elective Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Participants. However, the Employer may designate that part or all of such contribution be allocated to such Participants in such a manner as to result in a uniform minimum allocation for each Participant.

           (c) If during a Plan Year the projected aggregate amount of Elective Contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 4.5 cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or, in the order provided in this Section, each affected Highly Compensated Participant's deferral election made pursuant to Section 4.2 by an amount necessary to satisfy one of the tests set forth in Section 4.5.

4.7   ACTUAL CONTRIBUTION PERCENTAGE TESTS

           (a) The "Actual Contribution Percentage" for Plan Years beginning after December 31, 1986 for the Highly Compensated Participant group shall not exceed the greater of:

           (1)  125 percent of such percentage for the Non-Highly
           Compensated Participant group; or

           (2) the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group, or such percentage for the Non-Highly Compensated Participant group plus 2 percentage points. However, for Plan Years beginning after December 31, 1988, to prevent the multiple use of the alternative method described in this paragraph and Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 4.2 or any other cash or deferred arrangement maintained by the Employer or an Affiliated Employer and to make Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated
           Employer shall have his actual contribution ratio reduced pursuant to Regulation 1.401(m)-2. The provisions of Code
           Section 401(m) and Regulations 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference.

           (b) For the purposes of this Section and Section 4.8, "Actual Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated

      Participant group and Non-Highly Compensated Participant group, the average of the ratios (calculated separately for each Participant in each group) of:

           (1) the sum of Employer matching contributions made pursuant to Section 4.1(b) on behalf of each such Participant for such Plan Year; to

           (2)  The Participant's "414(s) Compensation" for such Plan
           Year.

           (c) For purposes of determining the "Actual Contribution Percentage" and the amount of Excess Aggregate Contributions pursuant to Section 4.8, only Employer matching contributions contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Administrator may elect to take into account, with respect to Employees eligible to have Employer matching contributions pursuant to Section 4.1(b) allocated to their accounts, elective deferrals (as defined in Regulation 1.402(g)-1(b)) and qualified non-elective contributions (as defined in Code Section 401(m)(4)(C)) contributed to any plan maintained by the Employer. Such elective deferrals and qualified non-elective contributions shall be treated as Employer matching contributions subject to Regulation 1.401(m)-1(b)(2) which is incorporated herein by reference. However, for Plan Years beginning after December 31, 1988, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified non-elective contributions are made.

           (d) For the purpose of determining the actual contribution ratio of a Highly Compensated Employee who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Employee is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, the following shall apply:

           (1) The combined actual contribution ratio for the family group (which shall be treated as one

           Highly Compensated Participant) shall be the ratio determined by aggregating Employer matching contributions mad e pursuant to
           Section 4.1(b) and "414(s) Compensation" of all eligible Family Members (including Highly Compensated Participants). However, in applying the $200,000 limit to "414(s) Compensation" for Plan Years beginning after December 31, 1988, Family Members shall include only the affected Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year.

           (2)  The Employer matching contributions made pursuant to
           Section 4.1(b) and "414(s) Compensation" of all Family Members shall be disregarded for purposes of determining the "Actual Contribution Percentage" of the Non-Highly Compensated Participant group except to the extent taken into account in paragraph (1) above.

           (3) If a Participant is required to be aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs (1) and (2) above.

           (e) For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(m), if two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made are treated as one plan for purposes of Code Sections 401(a)(4) or 410(b) (other than the average benefits test under Code Section 410(b)(2)(A)(ii) as in effect for Plan Years beginning after December 31, 1988), such plans shall be treated as one plan. In addition, two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made may be considered as a single plan for purposes of determining whether or not such plans satisfy Code Sections 401(a)(4), 410(b) and 401(m). In such a case, the aggregated plans must satisfy this Section and Code Sections 401(a)(4), 410(b) and 401(m) as though such aggregated plans were a single plan.

      Notwithstanding the above, for Plan Years beginning after December 31, 1988, an employee stock ownership plan described in Code Section 4975(e)(7) may not be aggregated with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(m).

           (f) If a Highly Compensated Participant is a Participant under two or more plans (other than an employee stock ownership plan as defined in Code Section 4975(e)(7) for Plan Years beginning after December 31, 1988) which are maintained by the Employer or an Affiliated Employer to which matching contributions, Employee contributions, or both, are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of determining such Highly Compensated Participant's actual contribution ratio. However, for Plan Years beginning after December 1, 1988, if the plans have different plan years, this paragraph shall be applied by treating all plans ending with or within the same calendar year as a single plan.

           (g) For purposes of Article IV, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have Employer matching contributions pursuant to Section 4.1(b) (whether or not a deferral election was made or suspended pursuant to Section 4.2) or allocated to his account for the Plan Year.

4.8   ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS

           (a) In the event that, for Plan Years beginning after December 31, 1986, the "Actual Contribution Percentage" for the
      Highly Compensated Participant group exceeds the "Actual
      Contribution Percentage" for the Non-Highly Compensated Participant group pursuant to Section 4.7, the Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant having the highest actual contribution ratio, his Vested portion of Excess Aggregate Contributions (and Income allocable to such contributions) or, if forfeitable, forfeit such non-Vested Excess Aggregate Contributions attributable to Employer matching contributions (and Income allocable to such Forfeitures) until either one of the tests set forth in Section 4.7 is satisfied, or until his actual contribution ratio equals the actual contribution ratio of the Highly Compensated Participant having the second highest actual contribution ratio. This process shall continue until one of the tests set forth in Section 4.7 is satisfied. The distribution and/or Forfeiture of Excess Aggregate Contributions shall be made from Employer matching contributions. If the correction of Excess Aggregate Contributions attributable to Employer matching contributions is not in proportion to the Vested and non-Vested portion of such contributions, then the Vested portion of the Participant's Account attributable to Employer matching contributions after the correction shall be subject to Section 6.5.

           (b) Any distribution and/or Forfeiture of less than the entire amount of Excess Aggregate Contributions (and Income) shall be treated as a pro rata distribution and/or Forfeiture of Excess Aggregate Contributions and Income. Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and Income). Forfeitures of Excess Aggregate Contributions shall be treated in accordance with Section 4.4.

           (c) Excess Aggregate Contributions attributable to forfeited matching contributions, shall be treated as Employer contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

           (d)  For each Highly Compensated Participant, the amount of
      Excess Aggregate Contributions is equal to the total Employer matching contributions made pursuant to Section 4.1(b) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7 on behalf of the Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual contribution ratio (determined after application of this paragraph) by his "414(s) Compensation." The actual contribution ratio must be rounded to the nearest one-hundredth of one percent for Plan Years beginning after December 31, 1988. In no case shall the amount of Excess Aggregate Contribution with respect to any Highly Compensated Participant exceed the amount of Employer matching contributions made pursuant to Section 4.1(b) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7 on behalf of such Highly Compensated Participant for such Plan Year.

           (e) The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as voluntary Employee contributions due to recharacterization for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer that ends with or within the Plan Year.

           (f) The determination and correction of Excess Aggregate Contributions of a Highly Compensated Participant whose actual contribution ratio is determined under the family aggregation rules shall be the actual contribution ratio for the Highly Compensated Participant as determined in accordance with Section 4.7, and the actual contribution ratio shall be reduced and the Excess Aggregate Contributions for the family unit shall be allocated among the Family Members in proportion to the sum of Employer matching contributions made pursuant to Section 4.1(b) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7 of each Family Member that were combined to determine the group actual contribution ratio.

           (g) Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 4.7. Such contribution shall be allocated to the Participant's Elective Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Compensation for the year bears to the total
     Compensation of all Non-Highly Compensated Participants. A separate accounting shall be maintained for the purpose of excluding such contributions from the "Actual Deferral Percentage" tests pursuant to
     Section 4.5.

4.9   MAXIMUM ANNUAL ADDITIONS

           (a) Notwithstanding the foregoing, the maximum "annual additions" credited to a Participant's accounts for any "limitation year" shall equal the lesser of: (1) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under Code Section
      415(b)(1)(A)) or (2) twenty-five percent (25%) of the Participant's
      "415 Compensation" for such "limitation year." If a short limitation year is created because of an amendment changing the limitation year to a different 12-consecutive month period, the maximum permissible amount will not exceed the amount referred to in
      (1) in the first sentence of this paragraph multiplied by a fraction, the numerator of which is the number of months in the short limitation year, and the denominator of which is twelve.

           (b)  For purposes of applying the limitations of Code Section
      415, "annual additions" means the sum credited to a Participant's accounts for any "limitation year" of (1) Employer contributions,
      (2) Employee contributions for "limitation years" beginning after December 31, 1986, (3) forfeitures, (4) amounts allocated, after
      March 31, 1984, to an individual medical account, as defined in Code
      Section 415(1)(2) which is part of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer. Except, however, the "415 Compensation" percentage limitation referred to in paragraph (a)( 2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)( 2)) after separation from service which is otherwise treated as an "annual addition," or (2) any amount otherwise treated as an "annual addition" under Code Section 415(l)(1).

           (c) For purposes of applying the limitations of Code Section 415, the transfer of funds from one qualified plan to another is not an "annual addition." In addition, the following are not Employee contributions for the purposes of Section 4.7: (1) rollover contributions (as defined in Code Sections 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs);
      (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

           (d) For purposes of applying the limitations of Code Section 415, the "limitation year" shall be the Plan Year.

           (e) The dollar limitation under Code Section 415(b)(1)(A) stated in paragraph (a)(1) above shall be adjusted annually as provided in Code Section 415(d) pursuant to the Regulations. The adjusted limitation is effective as of January 1st of each calendar year and is applicable to "limitation years" ending with or within that calendar year.

           (f) For the purpose of this Section, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

           (g) For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code
      Section 414(b) and (c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

           (h)  For the purpose of this Section, if this Plan is a Code
      Section 413(c) plan, all Employers of a Participant who maintain this Plan will be considered to be a single Employer.

           (i)(1) If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum "annual additions" under this Plan shall equal the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited to such Participant's accounts during the "limitation year."

           (2) If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, "annual additions" will be credited to the Participant's accounts under the defined contribution plan subject to Code Section 412 prior to crediting "annual additions" to the Participant's accounts under the defined contribution plan not subject to Code Section 412.

           (3) If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum "annual additions" under this Plan shall equal the product of (A) the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the "annual additions" which would be credited to such Participant's accounts under this Plan without regard to the limitations of Code
           Section 415 and (ii) the denominator of which is such "annual additions" for all plans described in this subparagraph.

           (j) If an Employee is (or has been) a Participant in one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any "limitation year" may not exceed 1.0.

           (k) The defined benefit plan fraction for any "limitation year" is a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the "limitation year" under Code Sections 415(b) and (d) or 140 percent of the highest average compensation, including any adjustments under Code Section 415(b).

           Notwithstanding the above, if the Participant was a Participant as of the first day of the first "limitation year" beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last "limitation year" beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code
      Section 415 for all "limitation years" beginning before January 1, 1987.

           (l) The defined contribution plan fraction for any "limitation year" is a fraction, the numerator of which is the sum of the annual additions to the Participant 's Account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior "limitation years" (including the annual additions attributable to the Participant's nondeductible Employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined in Code Section 419(e), and individual medical accounts, as defined in Code Section 415(l)(2), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior "limitation years" of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any "limitation year" is the lesser of 125 percent of the dollar limitation determined under Code Sections 415(b) and (d) in effect under Code Section 415(c)(1)(A) or 35 percent of the Participant's Compensation for such year.

                If the Employee was a Participant as of the end of the first day of the first "limitation year" beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986 the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last "limitation year" beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first "limitation year" beginning on or after January 1, 1987. The annual addition for any "limitation year" beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as annual additions.

           (m) Notwithstanding the foregoing, for any "limitation year" in which the Plan is a Top Heavy Plan, 100 percent shall be substituted for 125 percent in Sections 4.7(k) and 4.7(l) unless the extra minimum allocation is being provided pursuant to Section 4.4. However, for any "limitation year" in which the Plan is a Super Top Heavy Plan, 100 percent shall be substituted for 125 percent in any event.

           (n) If the sum of the defined benefit plan fraction and the defined contribution plan fraction shall exceed 1.0 in any "limitation year" for any Participant in this Plan, the Administrator shall adjust the numerator of the defined benefit plan fraction so that the sum of both fractions shall not exceed 1.0 in any "limitation year" for such Participant.

           (o) Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

4.10  ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

           (a) If, as a result of a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any individual under the limits of Code Section 415, or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum "annual additions" to be exceeded for any Participant, the Administrator shall (1) return any voluntary Employee contributions or elective deferrals (within the meaning of Code Section 402(g)(3)) credited for the "limitation year" to the extent that the return would reduce the "excess amount" in the Participant's accounts (2) hold any
      "excess amount" remaining after the return of any such contributions in a "Section 415 suspense account" (3) allocate the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to all Participants in the Plan before any Employer or
      Employee contributions which would   constitute "annual additions" are
      made to the Plan for such "limitation year" (4) reduce Employer contributions to the Plan for such "limitation year" by the amount of the "Section 415 suspense account" allocated and reallocated during such "limitation year."

           (b) For purposes of this Article, "excess amount" for any Participant for a "limitation year" shall mean the excess, if any, of (1) the "annual additions" which would be credited to his account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum "annual additions" determined pursuant to Section 4.9.

           (c) For purposes of this Section, "Section 415 suspense account" shall mean an unallocated account equal to the sum of "excess amounts" for all Participants in the Plan during the "limitation year." The "Section 415 suspense account" shall not share in any earnings or losses of the Trust Fund.

           (d) The Plan may not distribute "excess amounts," other than voluntary Employee contributions, or elective deferrals (within the meaning of Code Section 402(g)(3)), to Participants or Former Participants.

4.11  TRANSFERS FROM QUALIFIED PLANS

           (a) With the consent of the Administrator, amounts may be transferred from other qualified plans by Participants, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. The amounts transferred shall be set up in a separate account herein referred to as a "Participant's Rollover Account." Such account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

           (b) Amounts in a Participant's Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraphs (c) and (d) of this Section.

           (c) Except as permitted by Regulations (including Regulation 1.411(d)-4), amounts attributable to elective contributions (as defined in Regulation 1.401(k)-1(g)(3)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer shall be subject to the distribution limitations provided for in Regulation 1.401(k)-1(d).

           (d) At Normal Retirement Date, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Participant's Rollover Account shall be used to provide additional benefits to the Participant or his Beneficiary. Any distributions of amounts held in a Participant's Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 417 and 411(a)(11) and the Regulations thereunder. Furthermore, such amount shall be considered as part of a Participant's benefit in determining whether an involuntary cash-out of benefits without Participant consent may be made.

           (e) The Administrator may direct that employee transfers made after a valuation date be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, short term debt security or other form of investment acceptable to the Trustee until the first day of the following Plan Year, at which time they shall be invested as determined by the Administrator.

           (f)  For purposes of this Section, the term "qualified plan"
      shall mean any tax qualified plan
     under Code Section 401(a). The term "amounts transferred from other qualified plans" shall mean: (i) amounts transfer red to this Plan
     directly from another qualified plan;   (ii) lump-sum distributions
     received by an Employee from   another qualified plan which are eligible
     for tax-free rollover to a qualified plan and which are transferred by the Employee to this Plan within sixty (60) days following his receipt thereof; (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (a) were previously distributed to the Employee by another qualified plan as a lump-sum distribution (b) were eligible for tax-free rollover to a qualified plan and (c) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on said assets; and (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the employee to this Plan within sixty (60)days of his receipt thereof from such conduit individual retirement account.

           (g) Prior to accepting any transfers to which this Section applies, the Administrator may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

           (h) Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any "Section 411(d)(6) protected benefit" as described in Section 8.1.

           (i) All amounts allocated to a Participant's Rollover Account may be treated as a Directed Investment Account pursuant to Section 4.12.

4.12  DIRECTED INVESTMENT ACCOUNT

           (a) The Administrator, in his sole discretion, may determine that all Participants be permitted to direct the Trustee as to the investment of all or a portion of the interest in any one or more of their individual account balances. If such authorization is given, Participants may, subject to a procedure established by the Administrator and applied in a uniform nondiscriminatory manner, direct the Trustee in writing to invest any portion of their account in specific assets, specific funds or other investments permitted under the Plan and the directed investment procedure. That portion of the account of any Participant so directing will thereupon be considered a Directed Investment Account, which shall not share in Trust Fund earnings.

           (b) A separate Directed Investment Account shall be established for each Participant who has directed an investment. Transfers between the Participant's regular account and his Directed Investment Account shall be charged and credited as the case may be to each account. The Directed Investment Account shall not share in Trust Fund earnings, but it shall be charged or credited as appropriate with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in market value during each Plan Year attributable to such account.

4.13  DEFINITIONS

      "Deferred Compensation" with respect to any Participant means the amount of the Participant's total Compensation which has been contributed to the Plan in accordance with the Participant's deferral election pursuant to
Section 4.2 excluding any such amounts distributed as excess "annual additions" pursuant to Section 4.9.

      "Elective Contribution" means the Employer's contributions to the Plan of Deferred Compensation excluding any such amounts distributed as excess "annual additions" pursuant to Section 4.9. In addition, the Employer's Qualified Non-Elective Contributions made pursuant to Section 4.1(c) shall be considered an Elective Contribution for purposes of the Plan. Any such contributions deemed to be Elective Contributions shall be subject to the requirements of Section 4.2 and shall further be required to satisfy the discrimination requirements of Regulation 1.401(k)-1(b)(5), the provisions of which are specifically incorporated herein by reference.

      "Excess Deferred Compensation" means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant's Deferred Compensation and the elective deferrals pursuant to
Section 4.2 actually made on behalf of such Participant for such taxable year, over the dollar limitation provided for in Code Section 402(g), which is incorporated herein by reference. Excess Deferred Compensation shall be treated as an "annual addition" pursuant to Section 4.7 when contributed to the Plan unless distributed to the affected Participant not later than the first April 15th following the close of the Participant's taxable year. Additionally, for purposes of Sections 2.2 and 4.4, Excess Deferred Compensation shall continue to be treated as Employer contributions even if distributed pursuant to Section 4.2. However, Excess Deferred Compensation of Non-Highly Compensated Participants is not taken into account for purposes of
Section 4.5 to the extent such Excess Deferred Compensation occurs pursuant to
Section 4.2.

      "Non-Elective Contribution" means the Employer's contributions to the Plan excluding, however, contributions made pursuant to the Participant's deferral election provided for in Section 4.2, and any Qualified Non-Elective Contribution.

      "Participant's Combined Account" means the total aggregate amount of each Participant's Elective Account and Participant's Account.

      "Participant's Elective Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer's Elective Contributions. A separate accounting shall be maintained with respect to that portion of the Participant's Elective Account attributable to Elective Contributions pursuant to Section 4.2, and any Employer Qualified Non-Elective Contributions.

      "Qualified Non-Elective Contribution" means the Employer's contributions to the Plan that are made pursuant to Sections 4.1(c), 4.6, and
4.7.  Such contributions shall be
considered an Elective Contribution for the purposes of the Plan and used to satisfy the "Actual Deferral Percentage" test or a Non-Elective Contribution for the purposes of the Plan and used to satisfy the "Actual Contribution Percentage" test.
                         - 82 -
PAGE

                             ARTICLE V
                            VALUATIONS

5.1   VALUATION OF THE TRUST FUND

      The Administrator shall direct the Trustee, as of each Anniversary
Date, and at such other date or dates deemed necessary by the Administrator, herein called "valuation date," to determine the net worth of the assets comprising the Trust Fund as it exists on the "valuation date" prior to taking into consideration any contribution to be allocated for that Plan Year. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the "valuation date" and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund.

5.2   METHOD OF VALUATION

      In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the "valuation date." If such securities were not traded on the "valuation date," or if the exchange on which they are traded was not open for business on the "valuation date," then the securities shall be valued at the prices at which they were last traded prior to the "valuation date." Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the "valuation date," which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may appraise such assets itself, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.
                              - 83 -
PAGE

                            ARTICLE VI
            DETERMINATION AND DISTRIBUTION OF BENEFITS

6.1   DETERMINATION OF BENEFITS UPON RETIREMENT

      Every Participant may terminate his employment with the Employer and retire for the purposes hereof on his Normal Retirement Date. However, a Participant may postpone the termination of his employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.4, shall continue until his Late Retirement Date. Upon a Participant's actual Retirement Date, or as soon thereafter as is practicable, the Trustee shall distribute all amounts credited to such Participant's Account in accordance with Section 6.5.

6.2   DETERMINATION OF BENEFITS UPON DEATH

           (a)  Upon the death of a Participant before his Retirement
      Date or other termination of his employment, all amounts credited to such Participant's Combined Account shall become fully Vested. The Administrator shall direct the Trustee, in accordance with the provisions of Sections 6.6 and 6.7, to distribute the value of the deceased Participant's accounts to the Participant's Beneficiary. The undistributed balance of his Vested Account shall include the cash value or proceeds attributable to any Contracts owned by the Trust on his behalf and shall become payable.

           (b) Upon the death of a Former Participant, the Administrator shall direct the Trustee, in accordance with the provisions of
      Section 6.6 and 6.7, to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to such Former Participant's Beneficiary.

           (c) The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

           (d) The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant's spouse. Except, however, the Participant may designate a Beneficiary other than his spouse if:

           (1) the spouse has waived the right to be the Participant's Beneficiary, or

           (2) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in Code
           Section 414(p) which provides otherwise), or

           (3)  the Participant has no spouse, or

           (4)  the spouse cannot be located.

                In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to his estate.

           (e) Any consent by the Participant's spouse to waive any rights to the death benefit must be in writing, must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse's consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

6.3   DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

      In the event of a Participant's Total and Permanent

Disability prior to his Retirement Date or other termination of his employment, all amounts credited to such Participant's Account shall become fully Vested. In the event of a Participant's Total and Permanent Disability, the Trustee, in accordance with the provisions of Section 6.5 and 6.7, shall distribute to such Participant all amounts credited to such Participant's Account as though he had retired.

6.4   DETERMINATION OF BENEFITS UPON TERMINATION

           (a) Within a reasonable period after the Anniversary Date (or valuation date) coinciding with or subsequent to the termination of a Participant's employment for any reason other than death. Total and Permanent Disability or retirement, the Administrator may direct the Trustee to segregate the amount of the Vested portion of such Terminated Participant's Combined Account and invest the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit, common or collective trust fund of a bank, deferred annuity, or other form of investment deemed appropriate by the Administrator. The value of the Account shall be deemed to be the value ascertained as of the respective Anniversary Date (or valuation date). In the event the Vested portion of a Participant's Combined Account is not segregated, the amount shall remain in a separate account for the Terminated Participant and share in allocations pursuant to Section 4.4 until such time as a distribution is made to the Terminated Participant.

                Distribution of the funds due to a Terminated
      Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant's death , Total and Permanent Disability, or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the Trustee to cause the entire Vested portion of the Terminated Participant's Combined Account to be payable to such Terminated Participant on or after the valuation for the Anniversary Date or valuation date coinciding with or next following termination of employment. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of this Article, including, but not limited to, all notice and consequent requirements of Code Sections 417 and 411(a)(11) and the Regulations thereunder. Notwithstanding anything herein to the contrary, the Participant's Account shall not be credited with earnings of the Plan with respect to the period between any Anniversary Date or valuation date and the date of actual distribution. For purposes of this paragraph only, the term valuation date shall be substituted for Anniversary Date, as applicable, if a valuation date has occurred since the last Anniversary Date.

                If the value of a Terminated Participant's Vested benefit derived from Employer and Employee contributions does not exceed $3,500 and has never exceeded $3,500 at the time of any prior distribution, the Administrator shall direct the Trustee to cause the entire Vested benefit to be paid to such Participant in a single lump sum.

                If a distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under Code
      Section 1.411(a)-11(c) is given, provided that:

           (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

           (2) the Participant, after receiving the notice, affirmatively elects a distribution.

                For purposes of this Section, if the value of a Terminated Participant's Vested benefit is zero, the Terminated Participant shall be deemed to have received a distribution of such Vested benefit.

           (b) The Vested portion of any Participant's Account shall be a percentage of the total amount credited to his Participant's Account determined on the basis of the Participant's number of Years of Service according to the following schedule:

                    Vesting Schedule
           Years of Service    Percentage

                1               20%
                2               40%
                3               60%
                4               80%
                5              100%

           (c) For any Top Heavy Plan Year, the Vested portion of the Participant's Account of any Participant who has an Hour of Service after the Plan becomes top heavy shall be a percentage of the total amount credited to his Participant's Account determined on the basis of the Participant's number of Years of Service according to the schedule in paragraph (b) above.

                If in any subsequent Plan Year, the Plan ceases to be a Top Heavy Plan, the Administrator shall revert to the vesting schedule in effect before this Plan became a Top Heavy Plan. Any such reversion shall be treated as a Plan amendment pursuant to the terms of the Plan.

           (d) Notwithstanding the vesting schedule above, upon the complete discontinuance of the Employer's contributions to the Plan or upon any full or partial termination of the Plan, all amounts credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

           (e) Upon the adoption of an amendment which affects the vesting percentage with respect to a Participant with at least three Years of Service (determined at the later of the effective date or adoption date thereof), such Participant will be deemed to have elected that his vested benefit be computed without regard to such amendment if a larger benefit results thereby. Notwithstanding the foregoing, for

      Plan Years beginning before January 1, 1989, or with respect to Employees who fail to complete at least one (1) Hour of Service in a Plan Year beginning after December 31, 1988, five (5) shall be substituted for three (3) in the preceding sentence.

           (f)(1) If any Former Participant shall be reemployed by the Employer before a 1-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

           (2) If any Former Participant shall be reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received, or was deemed to have received, a distribution of his entire Vested interest prior to his reemployment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of 5 consecutive 1-Year Breaks in Service commencing after the distribution, or in the event of a deemed distribution, upon the reemployment of such Former Participant. If a distribution occurs for any reason other than a separation from service, the time for repayment may not end earlier than five (5) years after the date of separation. In the event the Former Participant does repay the full amount distributed to him, or in the event of a deemed distribution, the undistributed portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Anniversary
           Date or other valuation date preceding his termination. The source for such reinstatement shall first be any Forfeitures occurring during the year. If such source is insufficient, then the Employer shall contribute an amount which is sufficient to restore any forfeited Accounts provided, however, that if a discretionary contribution is made for such year, such contribution shall first be applied to restore any such Accounts and the remainder shall be allocated in accordance with Section 4.4.

           (3) If any Former Participant is reemployed after a 1-Year Break in Service has occurred, Years of Service shall include Years of Service prior to his 1-Year Break in Service subject to the following rules:

                (i) If a Former Participant has a 1-Year Break in Service, his pre-break and post-break service shall be used for computing Years of Service for eligibility and for vesting purposes as of the first day on which he is credited with an Hour of Service following his reemployment with the Employer.

                (ii) Any Former Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions prior to his termination of employment shall lose credits otherwise allowable under (i) above if his consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of his pre-break Years of Service;

                (iii) After five (5) consecutive 1-Year Breaks in Service, a Former Participant's Vested Account balance attributable to pre-break service shall not be increased as a result of post-break service;

                (iv) If a Former Participant who has not had his Years of Service before a 1-Year Break in Service disregarded pursuant to (ii) above completes one (1) Year of Service for eligibility purposes following his reemployment with the Employer, he shall participate in the Plan as of his date of reemployment;

                (v) If a Former Participant who has not had his Years of Service before a 1-Year Break in

                Service disregarded pursuant to (ii) above completes a Year of Service (a 1-Year Break in Service previously occurred, but employment had not terminated), he shall participate in the plan retroactively from the first day of the Plan Year during which he completes one
                (1) Year of Service.

6.5   DISTRIBUTION OF BENEFITS


           (a)(1) Unless otherwise elected as provided below, a Participant who is married on the "annuity starting date" and who does not die before the "annuity starting date" shall receive the value of all of his benefits in the form of a joint and survivor annuity. The joint and survivor annuity is an annuity that commences immediately and shall be equal in value to a single life annuity. Such joint and survivor benefits following the Participant's death shall continue to the spouse during the spouse's lifetime at a rate equal to 50% of the rate at which such benefits were payable to the Participant. This joint and 50% survivor annuity shall be considered the designated qualified joint and survivor annuity and automatic form of payment for the purposes of this Plan. However, the Participant may elect to receive a smaller annuity benefit with continuation of payments to the spouse at a rate of seventy-five percent (75%) or one hundred percent (100%) of the rate payable to a Participant during his lifetime, which alternative joint and survivor annuity shall be equal in value to the automatic joint and 50% survivor annuity. An unmarried Participant shall receive the value of his benefit in the form of a life annuity. Such unmarried Participant, however, may elect in writing to waive the life annuity. The election must comply with the provisions of this Section as if it were an election to waive the joint and survivor annuity by a married Participant, but without the spousal consent requirement. The Participant may elect to have any annuity provided for in this Section distributed upon the attainment of the "earliest retirement age" under the Plan. The "earliest retirement age" is the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

           (2) Any election to waive the joint and survivor annuity must be made by the Participant in writing during the election period and be consented to by the Participant's spouse. If the spouse is legally incompetent to give consent, the spouse's legal guardian, even if such guardian is the Participant, may give consent. Such election shall designate a Beneficiary (or a form of benefits) that may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without the requirement of further consent by the spouse). Such spouse's consent shall be irrevocable and must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Regulations. The election made by the Participant and consented to by his spouse may be revoked by the Participant in writing without the consent of the spouse at any time during the election period. The number of revocations shall not be limited. Any new election must comply with the requirements of this paragraph. A former spouse's waiver shall not be binding on a new spouse.

           (3) The election period to waive the joint and survivor annuity shall be the 90-day period ending on the "annuity starting date."

           (4) For purposes of this Section, the "annuity starting date" means the first day of the first period for which an amount is paid as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

           (5)  With regard to the election, the

           Administrator shall provide to the Participant no less than 30 days and no more than 90 days before the "annuity starting date" a written explanation of:

                (i) the terms and conditions of the joint and survivor annuity, and

                (ii) the Participant's right to make, and the effect of, an election to waive the joint and survivor annuity, and

                (iii) the right of the Participant's spouse to consent to any election to waive the joint and survivor annuity, and

                (iv) the right of the Participant to revoke such election, and the effect of such revocation.

           (b) In the event a married Participant duly elects pursuant to paragraph (a)(2) above not to receive his benefit in the form of a joint and survivor annuity, or if such Participant is not married, in the form of a life annuity, the Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one or more of the following methods:

           (1)  One lump-sum payment in cash;

           (2) Payments over a period certain in monthly, quarterly, semiannual, or annual cash installments. In order to provide such installment payments, the Administrator may (A) segregate the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security or (B) purchase a nontransferable annuity contract for a term certain (with no life contingencies) providing for such payment. The period over which such payment is to be made shall not extend beyond the

           Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary).

           (3) Purchase of or providing an annuity. However, such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary).

           (c) The present value of a Participant's joint and survivor annuity derived from Employer and Employee contributions may not be paid without his written consent if the value exceeds, or has ever exceeded, $3,500 at the time of any prior distribution. Further, the spouse of a Participant must consent in writing to any immediate distribution. If the value of the Participant's benefit derived from Employer and Employee contributions does not exceed $3,500 and has never exceeded $3,500 at the time of any prior distribution, the Administrator may immediately distribute such benefit without such Participant's consent. No distribution may be made under the preceding sentence after the "annuity starting date" unless the Participant and his spouse consent in writing to such distribution. Any written consent required under this paragraph must be obtained not more than 90 days before commencement of the distribution and shall be made in a manner consistent with this Section.

           (d) Any distribution to a Participant who has a benefit which exceeds, or has ever exceeded, $3,500 at the time of any prior distribution shall require such Participant's consent if such distribution commences prior to the later of his Normal Retirement Age or age 62. With regard to this required consent:

           (1) No consent shall be valid unless the Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Code Section 417.

           (2) The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under this Section.

           (3) Notice of the rights specified under this paragraph shall be provided no less than 30 days and no more than 90 days before the "annuity starting date."

           (4) Written consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the "annuity starting date."

           (5) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

           (e) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits made on or after January 1, 1985, whether under the Plan or through the purchase of an annuity contract, shall be made in accordance with the following requirements and shall otherwise comply with Code
      Section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:

           (1) A Participant's benefits shall be distributed to him not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age
           70 1/2 or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a "five (5) percent owner" at any time during the five (5) Plan Year period ending in the calendar year in which he attains age
           70 1/2 or, in the case of a Participant who becomes a "five (5) percent owner" during any subsequent Plan Year, clause (ii) shall no longer apply and the required beginning date shall be the April 1st of the calendar year following the calendar year in which such subsequent Plan Year ends. Alternatively, distributions to a Participant must begin no later than the applicable April 1st as determined under the preceding sentence and must be made over the life or a period certain measured by the life expectancy of the Participant (or the lives of the Participant and the Participant's designated Beneficiary) in accordance with Regulations. Notwithstanding the foregoing, clause (ii) above shall not apply to any Participant unless the Participant had attained age 70 1/2 before January 1, 1988, and was not a "five (5) percent owner" at any time during the Plan Year ending with or within the calendar year in which the Participant attained age 66 1/2 or any subsequent Plan Year.

           (2) Distributions to a Participant and his Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.

                 Additionally, for calendar years beginning before 1989, distributions may also be made under an alternative method which provides that the then present value of the payments to be made over the period of the Participant's life expectancy exceeds fifty percent (50%) of the then present value of the total payments to be made to the Participant and his Beneficiaries.

           (f) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse (other than in the case of a life annuity) shall be redetermined annually in accordance with Regulations. However, a Participant may elect prior to the time distributions must commence that such determination shall not be recalculated. Such election, once made, shall be irrevocable. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation Section 1.72-9.

           (g) Subject to the spouse's right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his retirement benefit paid in an alternative method acceptable under Code Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

           (h) All annuity Contracts under this Plan shall be nontransferable when distributed. Furthermore, the terms of any annuity Contract purchased and distributed to a Participant or spouse shall comply with all of the requirements of this Plan.

           (i) If a distribution is made at a time when a Participant is not fully Vested in his Participant's Account and the Participant may increase the Vested percentage in such account:

           (1) a separate account shall be established for the Participant's interest in the Plan as of the time of the distribution; and

           (2) at any relevant time, the Participant's Vested portion of the separate account shall be equal to an amount ("X") determined by the formula:

           X equals P(AB plus (R x D)) - (R x D)

      For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of distribution, and R is the ratio of the account balance at the relevant time to the account balance after distribution.

6.6   DISTRIBUTION OF BENEFITS UPON DEATH

           (a) Unless otherwise elected as provided below, a Vested Participant who dies before the annuity starting date and who has a surviving Spouse shall have a death benefit equal to 50% of his Participant's Account paid to his surviving Spouse in the form of a Pre-Retirement Survivor Annuity. However, this section shall not apply to any Plan which prior to this did not permit distribution in the form of an annuity.

           (b) Any election to waive the Pre-Retirement Survivor Annuity before the Participant's death must be made by the Participant in writing during the election period and shall require the spouse's irrevocable consent in the same manner provided for in Section 6.5. Further, the spouse's consent must acknowledge the specific nonspouse Beneficiary. Notwithstanding the foregoing, the nonspouse Beneficiary need not be acknowledged, provided the consent of the spouse acknowledges that the spouse has the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elects to relinquish such right.

           (c) The election period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant's death. An earlier waiver (with spousal consent) may be made provided a written explanation of the Pre-Retirement Survivor Annuity is given to the Participant and such waiver becomes invalid at the beginning of the Plan Year in which the Participant turns age
      35. In the event a Vested Participant separates from service prior to the beginning of the election period, the election period shall begin on the date of such separation from service.

           (d) With regard to the election, the Administrator shall provide each Participant within the applicable period, with respect to such Participant (and consistent with Regulations), a written explanation of the Pre-Retirement Survivor Annuity containing comparable information to that required pursuant to Section 6.5. For the purposes of this paragraph, the term "applicable period" means, with respect to a Participant, whichever of the following periods ends last:

           (1) The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

           (2) A reasonable period after the individual becomes a Participant. For this purpose, in the case of an individual who becomes a Participant after age 32, the explanation must be provided by the end of the three-year period beginning with the first day of the first Plan Year for which the individual is a Participant;

           (3) A reasonable period ending after the Plan no longer fully subsidizes the cost of the Pre-Retirement Survivor Annuity with respect to the Participant;

           (4) A reasonable period ending after Code Section 401(a)(11) applies to the Participant; or

           (5) A reasonable period after separation from service in the case of a Participant who separates before attaining age 35. For this purpose, the Administrator must provide the explanation beginning one year before the separation from service and ending one year after such separation.

           (e) If the value of the Pre-Retirement Survivor Annuity derived from Employer and Employee contributions does not exceed $3,500 and has never exceeded $3,500 at the time of any prior distribution, the Administrator shall direct the immediate distribution of such amount to the Participant's spouse. No distribution may be made under the preceding sentence after the annuity starting date unless the spouse consents in writing. If the value exceeds, or has ever exceeded, $3,500 at the time of any prior distribution, an immediate distribution of the entire amount may be made to the surviving spouse, provided such surviving spouse consents in writing to such distribution. Any written consent required under this paragraph must be obtained not more than 90 days before commencement of the distribution and shall be made in a manner consistent with Section 6.5.

           (f)(1) In the event the death benefit is not paid in the form of a Pre-Retirement Survivor Annuity, it shall be paid to the Participant's Beneficiary by either of the following methods, as elected by the Participant (or if no election has been made prior to the Participant's death, by his Beneficiary), subject to the rules specified in this Section:

                (i)  One lump-sum payment in cash;

                (ii) Payment in monthly, quarterly, semi-annual, or annual cash installments over a period to be determined by the Participant or his Beneficiary. After periodic installments commence, the Beneficiary shall have the right to direct the Trustee to reduce the period over which such periodic installments shall be made, and the Trustee shall adjust the cash amount of such periodic installments accordingly.

           (2)  In the event the death benefit payable pursuant to
           Section 6.2 is payable in installments, then, upon the death of the Participant, the Administrator may direct the Trustee to segregate the death benefit into a separate account, and the Trustee shall invest such segregated account separately, and the funds accumulated in such account shall be used for the payment of the installments.

           (g) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant made on or after January 1, 1985, shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder. If the death benefit is paid in the form of a Pre-Retirement Survivor Annuity, then distributions to the Participant's surviving Spouse must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2. If it is determined pursuant to Regulations that the distribution of a Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section
      6.5 as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Regulations and distributions are not to be made in the form of a Pre-Retirement Survivor Annuity, then his death benefit shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs.

                However, the 5-year distribution requirement of the preceding paragraph shall not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion may, at the election of the Participant (or the Participant's designated Beneficiary), be distributed over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such designated Beneficiary provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died. However, in the event the Participant's spouse (determined as of the date of the Participant's death) is his Beneficiary, the requirement that distributions commence within one year of a Participant's death shall not apply. In lieu thereof, distributions must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2. If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this Section shall apply as if the spouse was the Participant.

                For purposes of this Section, the election by a designated Beneficiary to be excepted from the 5-year distribution requirement must be made no later than December 31st of the calendar year following the calendar year of the Participant's death.
      Except, however, with respect to a designated Beneficiary who is the Participant's surviving spouse, the election must be made by the earlier of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died or, if later, the calendar year in which the Participant would have attained age 70 1/2; or (2) December 31st of the calendar year which contains the fifth anniversary of the date of the Participant's death. An election by a designated Beneficiary must be in writing and shall be irrevocable as of the last day of the election period stated herein. In the absence of an election by the Participant or a designated Beneficiary, the 5-year distribution requirement shall apply.

6.7   TIME OF SEGREGATION OR DISTRIBUTION

      Except as limited by Sections 6.5 and 6.6, whenever the Trustee is to make a distribution on or as of an Anniversary Date or valuation date, the distribution may be made on such date or as soon thereafter as is practicable. Except, however, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall occur not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (b) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or
(c) the date the Participant terminates his service with the Employer.

6.8   DISTRIBUTION FOR MINOR BENEFICIARY

      In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

6.9   LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

      In the event that all or any portion of the distribution payable to a Participant or his Beneficiary hereunder shall after it is payable remain unpaid solely by reason of the inability of the administrator after sending a registered letter, return receipt requested, to the last known address and after further diligent effort to ascertain the whereabouts of such Participant or his Beneficiary, the account balance of such participant shall be treated as a forfeiture pursuant to the plan. In the event a participant or beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored.

6.10  RESERVED

6.11  ADVANCE DISTRIBUTION FOR HARDSHIP

           (a) The Administrator, at the election of the Participant, shall direct the Trustee to distribute to any Participant in any one Plan Year up to the lesser of 100% of his Vested Participant's Elective Account valued as of the last Anniversary Date or valuation date or the amount necessary to satisfy the immediate and heavy financial need of the Participant. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the valuation date immediately preceding the date of distribution, and the Participant's Elective Account shall be reduced accordingly. Withdrawal under this Section shall be authorized only if the distribution is on account of:

           (1) Medical expenses described in Code Section 213(d) incurred by the Participant, his spouse, or any of his dependents (as defined in Code Section 152);

           (2) The purchase (excluding mortgage payments) of a principal residence for the Participant;

           (3) Payment of tuition for the next semester or quarter of post-secondary education for the Participant, his spouse, children, or dependents; or

           (4) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

           (b) No such distribution shall be made from the Participant's Account until such Account has become fully Vested.

           (c) No distribution shall be made pursuant to this Section unless the Administrator, based upon the Participant's representation and such other facts as are known to the Administrator, determines that all of the following conditions are satisfied:

           (1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

           (2) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer;

           (3) The Plan, and all other plans maintained by the Employer, provide that the Participant's elective deferrals and voluntary Employee contributions will be suspended for at least twelve (12) months after receipt of the hardship distribution or, the Participant, pursuant to a legally enforceable agreement, will suspend his elective deferrals and voluntary Employee contributions to the Plan and all other plans maintained by the Employer for at least twelve (12) months after receipt of the hardship distribution; and

           (4) The Plan, and all other plans maintained by the Employer, provide that the Participant may not make elective deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's elective deferrals for the taxable year of the hardship distribution.

           (d) Notwithstanding the above, for Plan Years beginning after December 31, 1988, distributions from the Participant's Elective Account pursuant to this Section shall be limited, as of the date of distribution, to the Participant's Elective Account as of the end of the last Plan Year ending before July 1, 1989, plus the total Participant's Deferred Compensation after such date, reduced by the amount of any previous distributions.

           (e) Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 417 and 411(a)(11) and the Regulations thereunder.

6.12  LIMITATIONS ON BENEFITS AND DISTRIBUTIONS

      All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternative payee" under a "qualified domestic relations order."
Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a"qualified domestic relations order," even if the affected Participant has not reached the "earliest retirement age" under the Plan. For the purposes of this Section, "alternate payee," "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code Section 414(p).

6.13  DISTRIBUTION OF ELIGIBLE ROLLOVERS

           (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article, a "Distributee" may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an "Eligible Rollover Distribution" paid directly to an "Eligible Retirement Plan" specified by the Distributee in a "Direct Rollover."

           (b)  Definitions.

           (1) Eligible Rollover Distribution: An "Eligible Rollover Distribution" is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

           (2) Eligible Retirement Plan: An "Eligible Retirement Plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in
           Section 403(a) of the Code, or a qualified trust described in
           Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

           (3) Distributee: A "Distributee" may be an Employee or Former Employee. In addition, the Employee's or Former Employee's surviving spouse and the Employee's or Former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
           Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

           (4) Direct Rollover: A "Direct Rollover" is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.
                              - 107 -
PAGE

                            ARTICLE VII
                             RESERVED

                           ARTICLE VIII
                AMENDMENT, TERMINATION AND MERGERS

8.1   AMENDMENT

           (a) The Employer-Sponsor shall have the right at any time to amend the Plan, subject to the limitations of this Section and applicable statutes and regulations. However, any amendment which affects the rights, duties or responsibilities of the Trustee and Administrator may only be made with the Trustee's and Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the Trust provisions contained herein are a part of the Plan and the amendment affects the duties of the Trustee hereunder.

           (b) No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

           (c) Except as permitted by Regulations, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective to the extent it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit.

8.2   TERMINATION

           (a) The Employer-Sponsor shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants' Accounts shall become 100% Vested as provided in Section 6.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

           (b) Upon the full termination of the Plan, the Employer-Sponsor shall direct the distribution of the assets of the Trust
      Fund to Participants in a manner which is consistent with and satisfies the provisions of Section 6.5. Distributions to a Participant shall be made in cash or in property or through the purchase of irrevocable nontransferable deferred commitments from an insurer. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of "Section 411(d)(6) protected benefits" in accordance with Section 8.1(c).

8.3   MERGER OR CONSOLIDATION

      This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 8.1(c).

8.4   AMENDMENT PROCEDURES

      In accordance with Act Section 402(b)(3), the procedure for amending, terminating, merging or consolidating the Plan shall be that such an amendment shall be set forth in writing and be authorized and adopted by the Board of Directors. The Board of Directors may authorize any officer of the Employer to act on its behalf in signing and implementing any such amendment.

                              - 111 -
PAGE

                            ARTICLE IX
                           MISCELLANEOUS

9.1   PARTICIPANT'S RIGHTS

      This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

9.2   ALIENATION

           (a) Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

           (b) This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan as a result of a loan from the Plan. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount distributed as shall equal such loan indebtedness shall be paid by the Trustee to the Trustee or the Administrator, at the direction of the Administrator, to apply against or discharge such loan indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such loan indebtedness is to be so paid in whole or part from his Participant's Account.

      If the Participant or Beneficiary does not agree that the loan indebtedness is a valid claim against his Vested Participant's Account, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 2.12 and 2.13.

           (c) This provision shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

9.3   CONSTRUCTION OF PLAN

      This Plan and Trust shall be construed and enforced according to the Act and the laws of the State of New York, other than its laws respecting choice of law, to the extent not preempted by the Act.

9.4   GENDER AND NUMBER

      Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

9.5   LEGAL ACTION

      In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee or Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

9.6   PROHIBITION AGAINST DIVERSION OF FUNDS

           (a) Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Retired Participants, or their Beneficiaries.

           (b) In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

9.7   BONDING

      Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Act Section 412(a)(2)), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

9.8   EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE

      Neither the Employer nor the Trustee, nor their successors, shall be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

9.9   INSURER'S PROTECTIVE CLAUSE

      Any insurer who shall issue Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

9.10  RECEIPT AND RELEASE FOR PAYMENTS

      Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

9.11  ACTION BY THE EMPLOYER

      Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

9.12  NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

      The "named Fiduciaries" of this Plan are (1) the Employer, (2) the Administrator and (3) the Trustee. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan. In general, the Employer shall have the sole responsibility for making the contributions provided for under
Section 4.1; and shall have the sole authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's "funding policy and method"; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity. In the furtherance of their responsibilities hereunder, the "named Fiduciaries" shall be empowered to interpret the Plan and Trust and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive.

9.13  HEADINGS

      The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

9.14  APPROVAL BY INTERNAL REVENUE SERVICE

           (a) Notwithstanding anything herein to the contrary, contributions to this Plan are conditioned upon the initial qualification of the Plan under Code Section 401. If the Plan receives an adverse determination with respect to its initial qualification, then the Plan may return such contributions to the Employer within one year after such determination, provided the application for the determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

           (b) Notwithstanding any provisions to the contrary, except Sections 3.6, 3.7, and to provide the top-heavy minimum, any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

9.15  UNIFORMITY

      All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of the Plan and any Contract purchased hereunder, the Plan provisions shall control.

                             ARTICLE X
                      PARTICIPATING EMPLOYERS

10.1  ADOPTION BY OTHER EMPLOYERS

      Notwithstanding anything herein to the contrary, with the consent of the Employer and Trustee but only where the duties of the Trustee are affected, any other corporation or entity, whether an affiliate or subsidiary or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer. Compensation and Years of Service with a Participating Employer shall only be recognized during the time a Participating Employer participated in this Plan, unless otherwise provided herein.

      The following entity or entities have adopted this Plan and all the provisions thereof and shall participate herein effective as of the date(s) indicated, and are known as Participating Employer(s): January 1, 1989 to December 31, 1991 D AIRCRAFT PRODUCTS COMPANY

10.2  REQUIREMENTS OF PARTICIPATING EMPLOYERS

           (a) Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

           (b) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof. However, the assets of the Plan shall, on an ongoing basis, be available to pay benefits to all Participants and Beneficiaries under the Plan without regard to the Employer or Participating Employer who contributed such assets.

           (c) The transfer of any Participant from or to an Employer participating in this Plan, whether he be an Employee of the Employer or a Participating Employer, shall not affect such Participant's rights under the Plan, and all amounts credited to such Participant's Account as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

           (d) All rights and values forfeited by termination of employment shall inure only to the benefit of the Participants of the Employer or Participating Employer by which the forfeiting Participant was employed, except if the Forfeiture is for an Employee whose Employer is an Affiliated Employer, then said Forfeiture shall be allocated to the Participants employed by the Employer or Participating Employers who are Affiliated Employers. Should an Employee of one ("First") Employer be transferred to an associated ("Second") Employer which is an Affiliated Employer, such transfer shall not cause his account balance (generated while an Employee of "First" Employer) in any manner, or by any amount to be forfeited. Such Employee's Participant Account balance for all purposes of the Plan, including length of service, shall be considered as though he had always been employed by the "Second" Employer and as such had received contributions, forfeitures, earnings or losses, and appreciation or depreciation in value of assets totaling amount so transferred.

           (e) Any expenses of the Trust which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

10.3  DESIGNATION OF AGENT

      Each Participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

10.4  EMPLOYEE TRANSFERS

      It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

10.5  PARTICIPATING EMPLOYER'S CONTRIBUTION

      Any contribution subject to allocation during each Plan Year shall be allocated among all Participants of all Participating Employers in accordance with the provisions of this Plan. On the basis of the information furnished by the Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer i the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Employer shall immediately notify the Trustee thereof. Notwithstanding the foregoing, the Employer-Sponsor may elect that all contributions and Forfeitures made with respect to Employees of a respective Participating Employer or a designated combination of Participating Employers, be paid to and held by the Trustee for the exclusive benefit of the Employees of such Participating Employers and the Beneficiaries of such Employees, subject to all the terms and conditions of this Plan.

10.6  AMENDMENT

      Amendment of this Plan by the Employer-Sponsor at any time when there shall be a Participating Employer hereunder shall not require the consent of any Participating Employer.

10.7  DISCONTINUANCE OF PARTICIPATION

      Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new trustee or Insurer as shall have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Employees provided, however, that no such transfer shall be made if the result is the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 8.1. If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of Article VII hereof. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

10.8  ADMINISTRATOR'S AUTHORITY

      The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

10.9  PARTICIPATING EMPLOYER CONTRIBUTION FOR AFFILIATE

      If any Participating Employer is prevented in whole or in part from making a contribution to the Trust Fund which it would otherwise have made under the Plan by reason of having no current or accumulated earnings or profits, or because such earnings or profits are less than the contribution which it would otherwise have made, then, pursuant to Code Section 404(a)(3)(B), so much of the contribution which such Participating Employer was so prevented from making may be made, for the benefit of the participating employees of such Participating Employer, by the other Participating Employers who are members of the same affiliated group within the meaning of Code
Section 1504 to the extent of their current or accumulated earnings or profits, except that such contribution by each such other Participating Employer shall be limited to the proportion of its total current and accumulated earnings or profits remaining after adjustment for its contribution to the Plan made without regard to this paragraph which the total prevented contribution bears to the total current and accumulated earnings or profits of all the Participating Employers remaining after adjustment for all contributions made to the Plan without regard to this paragraph.

      A Participating Employer on behalf of whose employees a contribution is made under this paragraph shall not reimburse the contributing
Participating Employers.
                              - 122 -
PAGE

                          SIGNATURE PAGE


IN WITNESS WHEREOF, the following hereby adopt this Plan and consent to their appointments and responsibilities as described herein.


ATTEST:                             CONAP, INC.



/s/ E.F. Jackman                   By: /s/ T. P.Wozniak
                         Employer


( S E A L )



DATE: December 27, 1994



CONAP, INC. EMPLOYEES'
SAVINGS AND PROFIT SHARING PLAN
PLAN ADMINISTRATIVE COMMITTEE:


H. D. Weeks
PRESIDENT


E. F. Jackman
SECRETARY


T. P. Wozniak
TREASURER
                              - 123 -